UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CAPSTONE HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(4) and 0-11.

CAPSTONE HOLDING CORP.

5141 W. 122nd Street, Alsip, IL 60803

(708) 371-0660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on November 18, 2025

To the Stockholders of Capstone Holding Corp.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Capstone Holding Corp., a Delaware corporation (the “Company”), will be held on November 18, 2025 at 12:00 p.m. Eastern Time at 5141 W. 122nd Street, Alsip, IL 60803. The meeting will be held for the following purposes:

The principal business of the meeting will be:

1.	To elect two Class I directors to serve until our next annual meeting of the holders of our shares of common stock and Series B Preferred Stock (the “Stockholders”) or until their successor is duly elected and qualified;

2.	To ratify the appointment of GBQ Partners LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve, a change in the state of incorporation (the “Re-domicile”) of the Company from Delaware to Nevada by merging the Company with and into a newly formed Nevada subsidiary, pursuant to an agreement and plan of merger, resulting in the Nevada subsidiary as the surviving company and the Articles of Incorporation and Bylaws of the surviving company shall become the Articles of Incorporation and Bylaws of the Company;

4.	To approve the adoption of the Capstone Holding Corp. 2025 Stock Incentive Plan;

5.	To approve, on an advisory basis, the compensation paid to our named executive officers;

6.	To approve, on an advisory basis, the frequency of future shareholder advisory votes on the compensation of our named executive officers;

7.	To approve possible future payments to Nectarine Management LLC; and

8.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

You may vote if you were the record owner of shares of the Company’s common stock, $0.0005 par value per share (the “Common Stock”) or Series B Preferred Stock, no par value per share (the “Series B Preferred Stock”), at the close of business on September 24, 2025. The board of directors of the Company has fixed the close of business on September 24, 2025 as the record date (the “Record Date”) for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

As of the Record Date, there were a total of 7,291,268 votes outstanding, consisting of (i) 6,306,205 shares of Common Stock and (ii) 985,063 shares of Series B Preferred Stock, each entitled to vote at the Annual Meeting. The holders of our Common Stock are entitled to one vote per share they hold. The holders of our Series B Preferred Stock are entitled to one vote for each share of Series B Preferred Stock held. The foregoing shares are referred to herein as the “Shares.” Holders of our Common Stock and Series B Preferred Stock will vote together as a single class on all matters (other than Proposal Seven) described in this proxy statement (the “Proxy Statement”). The Series B stockholders are not entitled to vote on Proposal Seven.

All Stockholders are cordially invited to attend the Annual Meeting. Stockholders who plan to attend the Annual Meeting in person must notify the Company at least 24 hours prior to the Annual Meeting by contacting the Company’s Chief Executive Officer, Matthew E. Lipman, at (708) 351-0660, or investors@capstoneholdingcorp.com. Whether you plan to attend the Annual Meeting or not, you are requested to vote over the Internet, by telephone, or, if you request a paper copy of the proxy materials and receive a proxy card, by mail. Voting by using the aforementioned methods will not prevent you from voting at the annual meeting.

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “How Do I Vote?” in the Proxy Statement accompanying this notice.

We encourage you to vote over the Internet, by telephone, or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.

If you have questions about voting your shares, please contact Matthew E. Lipman at Capstone Holding Corp., at 5141 W. 122nd Street, Alsip, IL 60803, telephone number (708) 371-0660, email: investors@capstoneholdingcorp.com.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached Proxy Statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. We are providing proxy material access to our Stockholders via the Internet at www.proxyvote.com. Please give the proxy materials your careful attention.

By Order of the Board of Directors of Capstone Holding Corp.

Sincerely,

Matthew E. Lipman, Chief Executive Officer

Date: [     ], 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2025

The Notice of 2025 Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report to Stockholders are available at www.proxyvote.com.

Your vote is important. We encourage you to review all of the important information contained in the proxy materials before voting.

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement incorporates important business and financial information about Capstone Holding Corp. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Investor Relations department of Capstone Holding Corp., at 5141 W. 122nd Street, Alsip, IL 60803, telephone number (708) 371-0660, email: investors@capstoneholdingcorp.com.

To ensure timely delivery of these documents, any request should be made no later than November 3, 2025 to receive them before the Annual Meeting.

For additional details about where you can find information about Capstone Holding Corp., please see the section entitled “Where You Can Find More Information about the Company” in this Proxy Statement.

Capstone Holding Corp.

5141 W. 122nd Street

Alsip, IL 60803

(708) 371-0660

2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2025

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement, along with the accompanying notice of the 2025 Annual Meeting of Stockholders, contains information about the 2025 Annual Meeting of Stockholders of Capstone Holding Corp., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 12:00 p.m. Eastern Time on November 18, 2025 or such later date or dates as such Annual Meeting date may be adjourned or postponed at 5141 W. 122nd Street, Alsip, IL 60803.

In this Proxy Statement, we refer to Capstone Holding Corp. as “Capstone,” the “Company,” “we,” “us,” or “our.”

Who may attend and how to attend

Our board of directors of the Company (referred to herein as the “Board of Directors” or the “Board”) has fixed the close of business on September 24, 2025 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof (the “Record Date”). Each share of Common Stock represents one vote to be voted on each matter presented at the Annual Meeting. Each share of Series B Preferred Stock represents one vote to be voted on each matter (other than Proposal Seven) presented at the Annual Meeting. Record holders and beneficial owners may attend the Annual Meeting.

Beneficial Owners

If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to the Company, and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by the Company no later than 5:00 p.m. Eastern Time on November 11, 2025. You will then receive a confirmation of your registration, with a control number, by email from investors@capstoneholdingcorp.com. When you arrive at the meeting, present your unique 12-digit control number.

Who Can Vote?

Stockholders who owned Common Stock or Series B Preferred Stock at the close of business on September 24, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were a total of 7,291,268 votes outstanding, consisting of (i) 6,306,205 shares of Common Stock outstanding and (ii) 985,063 shares of Series B Preferred Stock, each entitled to vote at the Annual Meeting. The holders of Series B Preferred Stock are not entitled to vote on Proposal Seven.

You do not need to attend the Annual Meeting to vote your Shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A Stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any Stockholder who has executed a proxy card but attends the Annual Meeting may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each holder of Common Stock is entitled to one vote per share they hold. The holders of our Series B Preferred Stock are entitled to one vote for each share of Series B Preferred Stock held. Holders of our Common Stock shares and Series B Preferred Stock (together, the “Shares”) will vote together as a single class (other than Proposal Seven).

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All Shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your Shares should be voted for or against each nominee for director, and whether your Shares should be voted for, against or abstain with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your Shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your Shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates, you may vote:

●	By Internet or by telephone. Follow the instructions you received to vote by Internet or telephone.

●	By mail. If you request a paper copy of the proxy materials and receive a proxy card, by mail. If you sign the proxy card but do not specify how you want your Shares voted, they will be voted as recommended by the Board.

If your Shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your Shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your Shares.

If you are a beneficial owner of Shares held in street name and do not provide the organization that holds your Shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your Shares may generally vote on routine matters, but cannot vote on non-routine matters.

How Does The Board Recommend That I Vote On The Proposals?

The Board recommends that you vote as follows:

“FOR” the election of the Board nominees as directors;

“FOR” the ratification of the appointment of GBQ Partners LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

“FOR” the approval of a change in the state of incorporation of the Company from Delaware to Nevada by merging the Company with and into a newly formed Nevada subsidiary, pursuant to an agreement and plan of merger, resulting in the Nevada subsidiary as the surviving company and the Articles of Incorporation and Bylaws of the surviving company shall become the Articles of Incorporation and Bylaws of the Company;

“FOR” the approval of the Capstone Holding Corp. 2025 Stock Incentive Plan;

“FOR” the approval of, on an advisory basis, the compensation paid to our named executive officers;

“FOR” the approval of, on an advisory basis, the frequency of future shareholder advisory votes on the compensation of our named executive officers;

“FOR” the approval of possible future payments to Nectarine Management LLC; and

“FOR” the approval of the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals.

If any other matter is presented, the proxy card provides that your Shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	by signing a new proxy card and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above - only your latest Internet or telephone vote will be counted;

●	if your Shares are registered in your name, by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	by attending the Annual Meeting and voting; however, attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold Shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your Shares are voted.

What is a Broker Non-Vote?

If your Shares are held in a fiduciary capacity (typically referred to as being held in “street name”), you must instruct the organization that holds your Shares how to vote your Shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your Shares as recommended by the Board. If you do not provide voting instructions, your Shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

Proposals One, Three, Four, and Five are considered to be “non-routine” such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposals Two and Six are considered to be “routine” and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposals Two and Six.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal One: Election of Class I Directors	A plurality of the Shares present or represented by proxy is required to elect the nominees as Class I directors. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal Two: Ratification of the appointment of GBQ Partners LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of GBQ Partners LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank or other nominee may vote your Shares on this proposal without receiving voting instructions from you.

Proposal Three: To approve the Re-domicile of the Company from Delaware to Nevada.	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Four: To approve the adoption of the Capstone Holding Corp. 2025 Stock Incentive Plan.	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Five: Non-binding advisory vote to approve executive compensation	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Six: Non-binding advisory vote to approve the frequency of three (3) years for future shareholder advisory votes on the compensation of executive officers.	The frequency receiving the greatest number of votes will be considered the frequency of three (3) years recommended by Shareholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Seven: To approve possible future payments to Nectarine Management LLC	The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting, excluding any shares of Common Stock or Series B Preferred Stock held by Nectarine Management LLC or by directors who have interests in Nectarine Management LLC, is required to approve this proposal. This means that the votes cast “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Eight: Authorization to adjourn the Annual Meeting	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class or series of voting stock then entitled to vote at the Annual Meeting constitutes a quorum at the Annual Meeting. Votes of Stockholders of record who are present at the Annual Meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Do I Have Dissenters’ Rights of Appraisal?

The Company’s Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

Notice and Access

As permitted by the SEC, we are furnishing to Stockholders our Notice of the Annual Meeting, this Proxy Statement and our Annual Report primarily over the internet. On or about October 6, 2025, we will mail to each of our Stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our Stockholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of the Notice of Internet Availability and, if a Stockholder requested printed versions by mail, our proxy materials, including this proxy statement and our annual report, to Stockholders sharing the same address who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered Stockholder account who requests a paper copy of the proxy materials.

We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability and, if a Stockholder requested printed versions by mail, the proxy materials to any Stockholder residing at an address to which only one copy was mailed. If you wish to receive an additional copy of the Notice of Internet Availability or our proxy materials, or if you received multiple copies and wish to request householding in the future, you may make such request by writing to our Corporate Secretary, 5141 W. 122nd Street, Alsip, IL 60803.

If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy materials for the annual meeting of Stockholders this year or future years, you may call Capstone Holding Corp. Investor Relations toll-free at (855) 922-7786 or write to them Capstone Holding Corp., 5141 W. 122nd St., Alsip, Illinois 60803.

Who is Paying for this Proxy Solicitation?

The Company is paying the cost of preparing, printing and mailing these proxy materials. In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Who will Count the Votes?

A representative from Computershare Trust Company, N.A. will act as the inspector of election and count the votes.

When are Stockholder Proposals due for Next Year’s Annual Meeting?

At our annual meeting each year, our Board submits to Stockholders its nominees for election as directors. In addition, the Board may submit other matters to the Stockholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2026 annual meeting of Stockholders by submitting their proposals to the Company in a timely manner. These proposals must meet the Stockholder eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing no later than September 19, 2026 to the Company at Capstone Holding Corp., 5141 W. 122nd Street, Alsip, IL 60803; provided, however, if the date of the Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after the first anniversary of this Annual Meeting, a Stockholder proposal must be submitted in writing to the Company not less than 10 calendar days after the date the Company shall have mailed notice to its Stockholders of the date that the annual meeting of Stockholders will be held or shall have issued a press release or otherwise publicly disseminated notice that an annual meeting of Stockholders will be held and the date of the meeting.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

Except for Proposals One and Seven, none of the members of the Board and none of the executive officers of the Company have any interest in any proposal that is not shared by all other Stockholders of the Company.

Where Can I Find the Voting Results of the Annual Meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC, which you can access over the Internet at http://www.sec.gov. The Company’s website address is www.capstonethx.com. Information contained on, or that can be accessed through, the Company’s website is not a part of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock (ii) our current directors and the named executive officers identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days after September 24, 2025 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 6,306,205 shares of our Common Stock issued and outstanding on September 24, 2025. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after September 24, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is 5141 W. 122nd Street, Alsip, IL 60803.

	Beneficially Ownership Common Stock		Percentage of Voting
Name of beneficial owner 5% shareholders:	Shares	Percentage	Power(5)
BP Peptides, LLC (1)	128,096	2.03%	1.76%
BPA XIV, LLC	2,528,662	40.06%	34.65%

Named executive officers and directors:
Matthew E. Lipman(1) (2)	2,698,508	42.75%	36.98%
Michael Toporek (1) (3)	169,846	2.69%	15.83%
Edward Schultz	-	-	-
John M. Holliman, III	1,095	*	*
Gordon Strout (1) (4)	863,628	13.68%	11.83%
Charles Dana	-	-	-
Fredric J. Feldman, Ph.D.	-	-	-
Elwood D. Howse, Jr.	-	-	-
All executive officers and directors as a group ( eight (8) persons)	3,733,077	59.14%	64.65%

*	Less than 1%.

(1)	Includes a warrant to purchase up to 6,322 shares of Common Stock issued to Brookstone Partners IAC, Inc., the investment manager of BP Peptides, LLC which is controlled by Matthew Lipman and Michael Toporek. The business address of BP Peptides, LLC is 776A 6th Ave. 2nd Floor, New York, NY 10001.
(2)	Includes 121,774 shares controlled by Matthew Lipman, through his control of BP Peptides, LLC. Brookstone Acquisition Partners XXI Corporation owns 81% of BP Peptides, LLC. Mr. Lipman owns approximately 4% of Brookstone Acquisition Partners XXI Corporation.
(3)	Consists of 121,774 shares controlled by Michael Toporek, through his control of BP Peptides, LLC. Brookstone Acquisition Partners XXI Corporation owns 81% of BP Peptides, LLC. Mr. Toporek owns approximately 30% of Brookstone Acquisition Partners XXI Corporation.
(4)	Mr. Strout has an interest in BP Peptides, LLC; however, he does not control it. Control of BP Peptides, LLC is held solely by Matthew Lipman and Michael Toporek.
(5)	Includes 985,063 votes pursuant to the Series B Preferred Stock issued to Nectarine Management LLC (an entity whose voting of our securities held by such entity is solely controlled by Mr. Toporek).

PROPOSAL ONE:

ELECTION OF CLASS I DIRECTORS

The Company’s Board of Directors is currently comprised of six authorized directors. A total of two directors will be elected at the Annual Meeting to serve until the next annual meeting of Stockholders, or until their successors are duly elected and qualified.

Our Board currently consists of six directors divided into three classes: Class I, Class II, and Class III. Class I directors serve a one-year term, Class II directors serve a two-year term, and Class III directors serve a three-year term, as set forth in the table below.

Class	Term Expiring	Director(s)
Class I	2025 Annual Meeting	Fredric J. Feldman, Ph.D. Elwood D. Howse, Jr.
Class II	2026 Annual Meeting	John M. Holliman, III Gordon Strout
Class III	2027 Annual Meeting	Michael M. Toporek Matthew E. Lipman Charles Dana

The term of the current Class I director expires at the 2025 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Fredric J. Feldman, Ph.D. and Elwood D. Howse, Jr. for re-election at the 2025 Annual Meeting. If elected as a Class I director, Fredric J. Feldman, Ph.D. and Elwood D. Howse, Jr. will serve a one-year term expiring at the 2026 Annual Meeting.

Director Nominees

Directors	Position/Title	Age
Fredric J. Feldman, Ph.D.	Director	85
Elwood D. Howse, Jr.	Director	85

Fredric J. Feldman, Ph.D., Director. Mr. Feldman has served as a director since March 2025. Mr. Feldman, Ph.D., has been the President of FJF Associates, a consultant to venture capital and emerging companies, since February 1992 and has served as a director of the Company since 1991. From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc., a women’s healthcare company. He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics research company, from 1992 to 1995. Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company. From 1984 to 1988 Dr. Feldman was Vice President and then President of Instrumentation laboratory a medium sized International Medical Diagnostic Instrumentation Company. Dr. Feldman received his Ph.D. in analytical chemistry from the University of Maryland. He has been a director of a number of public and private companies. The Board believes that Dr. Feldman’s over 40 years of operating, scientific and business experience in industry qualifies him for service on our board.

Elwood D. Howse, Jr., Director. Mr. Howse has served as a director since March 2025. Mr. Howse previously served as a director of the Company from 1987 to 2023. In 1982, Mr. Howse founded Cable, Howse and Ragen, investment banking and stock brokerage firm, subsequently known as Ragen MacKenzie. In 1977, Mr. Howse co-founded Cable & Howse Ventures, an early-stage venture capital firm focused on technology. In 1976, he served as Vice President, Corporate Finance, for Foster & Marshall, a northwest stock brokerage firm. In 1974 he was the Chief Financial Officer of Seattle Stevedore Company and the Miller Produce Company. Mr. Howse has served as a corporate director and advisor to various public, private and non-profit enterprises. He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association. Mr. Howse holds a BS in Engineering from Stanford University and an MBA from Stanford Graduate School of Business. Mr. Howse also served in the US Navy as a nuclear submariner. The Board believes Mr. Howse’s education and company operations skills brings important financial and business experience to the board and qualifies him to serve on our board.

The nominees have consented to serve if elected. We expect that the nominees will be available for election, but if they are not candidates at the time the election occurs, such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

Biographical and certain other information concerning the Company’s nominees for election to the Board is set forth below. Our directors are not directors in any other reporting companies. We are not aware of any proceedings to which our directors, or any associate of our directors are a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Vote Required

A plurality of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to elect the nominees as directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INFORMATION REGARDING OUR CONTINUING DIRECTORS

Directors	Position/Title	Age
Matthew E. Lipman	Chief Executive Officer and Director	46
Michael Toporek	Chairman	61
Charles Dana	Director (Lead Independent Director)	70
John M. Holliman, III	Director	72
Gordon Strout	Director	62

Matthew E. Lipman, Chief Executive Officer and Director. Mr. Lipman brings over 20 years of experience working with companies to establish growth strategies and execute acquisitions. Mr. Lipman has served as a director since July 2017. Mr. Lipman has served as a member of the Board of Directors of Soluna Holdings, Inc., a Nasdaq-listed digital infrastructure company, since 2016. Mr. Lipman joined Brookstone Partners in 2004, currently serving as a Managing Director. From July 2001 through June 2004, Mr. Lipman was an analyst in the mergers and acquisitions group at UBS Financial Services Inc. Mr. Lipman has a B.S. in Business Administration from Babson College. Mr. Lipman currently serves on the Board of Directors of Denison Pharmaceuticals, LLC, Advanced Disaster Recovery Inc., Virginia Abrasives Corporation, and TotalStone, LLC. The Board believes that Mr. Lipman’s proficiency in reading and understanding financial statements, generally accepted accounting principles and internal controls, qualifies him to serve as Chief Executive Officer.

Michael Toporek, Chairman. Mr. Toporek has served as a director since July 2017. Since 2003, Mr. Toporek has served as the Managing General Partner of Brookstone Partners, a lower/middle market private equity firm based in New York and an affiliate of BP Peptides, LLC (“Brookstone Partners”). Mr. Toporek, a member of the Board of Directors of Soluna Holdings since 2016, served as Soluna Holdings’ Chief Executive Officer from November 2020 until May 2023 and has served as Executive Chairman of the Board since that date. Prior to founding Brookstone Partners in 2003, Mr. Toporek was both an active principal investor and an investment banker. Mr. Toporek began his career in Chemical Bank’s Investment Banking Group, later joined Dillon, Read and Co., which became UBS Warburg Securities Ltd. during his tenure, and SG Cowen and Company. Mr. Toporek currently serves on the Board of Directors of Harmattan Energy Limited. Mr. Toporek has a B.A. in Economics and an M.B.A from the University of Chicago. Mr. Toporek brings strategic and financial expertise to the Board as a result of his experience with Brookstone Partners, which the Board believes qualifies him to serve as Chairman.

Charles “Chuck” Dana, Director (Lead Independent Director). Mr. Dana has served as lead independent director since March 2025. Mr. Dana has been an investor in Brookstone since 2003, and in 2016 joined the firm as an Operating Partner. His main responsibilities are to assist in the strategy and operations of Brookstone’s portfolio companies and to identify and acquire middle market companies. Mr. Dana has over 40 years of financial and general management experience. He started his career at GE and had successively more responsible financial role’s culminating as President - GE Locomotives Indonesia. Mr. Dana then joined Owens Corning in 1995. He was the President of the Composites Solutions Business from 2003 to 2010 growing sales from $1.2 billion to $2.4 billion both through organic sales growth but also with via several acquisitions. Mr. Dana then served as the Group President for Building Materials ($4.5 billion sales) from 2010 to 2015, a segment that produced eighteen (18) consecutive quarters of net income growth for the insulation business under his leadership. Mr. Dana retired from Owens Corning and served as EVP at Molded Fiber Glass Companies before joining Brookstone. The Board believes the experience and knowledge of Mr. Dana qualifies him to serve on our Board.

John M. Holliman, III, Director. Mr. Holliman has served as a director since September 1987 and as former Chairman of the Board of Directors from August 1997 through July 2017. Since February 1993 he has been a general partner of entities which are the general partners of Valley Ventures, LP (formerly known as Arizona Growth Partners, LP), Valley Ventures II, LP, Valley Ventures III, LP, Valley Ventures III Annex, LP, all of which are venture capital funds. He has over thirty-nine years of business experience, including service on the boards of over forty companies, commercial lending experience with major financial institutions, and has been active in venture capital financing for over thirty-five years serving a variety of industries. Mr. Holliman earned a BBA in Finance and a MBA from Southern Methodist University and a Master of International Management from the Thunderbird School of Global Management. During his career Mr. Holliman has gained substantial executive and board level experience in business, finance and operations. The Board believes the experience and knowledge of Mr. Holliman qualifies him to serve on our board and to chair our Audit Committee.

Gordon Strout, Director. Mr. Strout has served as a director since March 2025. Mr. Strout ran a small industrial supply business as well as a heating oil business starting in 1985. After successfully selling off the heating oil business he purchased his father’s minority stake in the Industrial supply company in 1989. Instone and Total Lubrication (a Mobil branded lubricants distributor) grew out of the industrial supply business. In 2004 Gordon acquired a majority equity position. Gordon then partnered with Brookstone Partners in 2006 and served as President and CEO through April 2021 at which time he transitioned to Executive Chairman of the Instone board. Mr. Strout holds a bachelor’s degree from the University of Miami, Coral Gables Fla. The Board believes the experience and knowledge of Mr. Strout qualifies him to serve on our Board.

Family Relationships

There are no family relationships among any of our directors or executive officers.

10b5-1 Trading Plans

None.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Board Composition, Committees, and Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Charles Dana, Fredric J. Feldman, Ph.D., Elwood D. Howse, Jr., and John M. Holliman, III is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our Board of Directors also determined that John M. Holliman, Elwood D. Howse Jr. and Fredric J. Feldman Ph.D., who comprise our audit committee, Fredric J. Feldman Ph.D., Charles Dana and John M. Holliman, who comprise our compensation committee, and Charles Dana, Elwood D. Howse Jr. and Fredric J. Feldman Ph.D., who are members of our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Director Compensation

John M. Holliman, III. and Michael Toporek have received director compensation of $48,000 annually for 2024 and 2023 for service on the Company’s board prior to the public offering that closed on March 7, 2025.

In connection with the completion of its public offering on March 7, 2025, the Company adopted a director compensation plan. This director compensation plan will consist of an annual cash retainer of $20,000 paid quarterly in arrears.

Board Committees

Audit Committee. We have established an audit committee consisting of John M. Holliman, III, Elwood D. Howse, Jr., and Fredric J. Feldman, Ph.D. John M. Holliman, III is chairman of the audit committee and he qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review its accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We have established a compensation committee consisting of Fredric J. Feldman, Ph.D., Charles Dana, and John M. Holliman, III. Fredric J. Feldman is chairman of the compensation committee.

In considering and determining executive and director compensation, the compensation committee reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to our officers. The compensation committee also determines and approves any non-cash compensation paid to any employee. We do not engage any compensation consultants to assist in determining or recommending the compensation to our officers or employees.

Nominating and Corporate Governance Committee. We have established a nominating and corporate governance committee consisting of Charles Dana, Elwood D. Howse, Jr., and Fredric J. Feldman, Ph.D. Charles Dana is chairman of the nominating and corporate governance committee. The responsibilities of the nominating and corporate governance committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The nominating and corporate governance committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the nominating and corporate governance committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to each officer, director, and employee of the Company. The full text of our Code of Business Conduct and Ethics is posted on our website at www.capstonethx.com. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Annual Report, and you should not consider information on our website to be part of this Annual Report.

Insider Trading Policy

The Company has an Insider Trading Policy governing all transactions in the Company’s securities by the Company’s directors, officers, and employees. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.

Indemnification and Insurance

Our directors and officers are indemnified as provided by the Delaware corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Matthew E. Lipman, whose biography is set forth above:

Directors and Executive Officers	Position/Title	Age
Matthew E. Lipman	Chief Executive Officer and Director	46
Edward Schultz	Chief Financial Officer	41

Edward Schultz, CFO. Mr. Schultz has served as Chief Financial Officer since August 2023. Mr. Schultz also serves as the Vice President of Finance of TotalStone, LLC since June 2021. Prior to his employment with Capstone and TotalStone, Mr. Schultz was employed as Director of Financial Reporting and Technical Accounting for Brookfield Properties Retail from September 2012 through June 2021. He holds a Bachelor of Science in Accountancy from the Governors State University.

EXECUTIVE COMPENSATION

Named Executive Officers

The following table sets forth information concerning all compensation earned by our Chief Executive Officer and two other persons who served as executive officers as, at, or during the year ended December 31, 2024, and who earned compensation exceeding $100,000 during the year ended December 31, 2024 (the “Named Executive Officers”), for services as executive officers for the last two years.

	Annual Compensation				Long-Term Compensation(3)
Name and Principal Position	Year	Salary(1)	Bonus(2)	Other Annual Compensation	Nonqualified deferred compensation earnings	Securities Underlying Options	Total Compensation
Matthew Lipman	2024	$-	$-	$48,000	$-	$-	$48,000
CEO	2023	$-	$-	$48,000	$-	$-	$48,000
Michael Toporek	2024	$-	$-	$48,000	$-	$-	$48,000
Chairman	2023	$-	$-	$48,000	$-	$-	$48,000
Edward Schultz(3)	2024	$216,161	$-	$-	$-	$-	$216,161
CFO	2023	$192,210	$-	$-	$-	$-	$192,210

(1)	Management base salaries can be increased by our Board of Directors based on the attainment of financial and other performance guidelines set by our management.
(2)	Salaries listed do not include annual bonuses to be paid based on profitability and performance. These bonuses will be set, from time to time, by a disinterested majority of our Board of Directors. No bonuses will be set until such time as the aforementioned occurs.
(3)	Mr. Schultz receives a portion of his compensation through the Company’s subsidiary TotalStone, LLC where he also serves as the Vice President of Finance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by the Named Executive Officers as of December 31, 2024.

Name	Number of Securities Underlying Unexercised Options, Exercisable (#)	Number of Securities Underlying Unexercised Options, Not Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Matthew Lipman	-	-	-	-
Michael Toporek	-	-	-	-
Edward Schultz	-	-	-	-

Equity Incentive Plan

In June 2015, our stockholders approved the 2015 Equity Incentive Plan (the “2015 Plan”) and reserved 1,000,000 shares of our common stock for issuance. At December 31, 2024, no shares remained available to grant under the Plan and all granted shares are fully vested.

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date and recognized over the relevant vesting period. The Company generally estimates the fair value of each stock-based award on the measurement date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate and dividend yield. No options were granted in 2024 or 2023 and all the vesting and associated stock compensation expense occurred prior to January 1, 2023.

Stock Compensation

The Company intends to grant options to purchase our common stock and awards restricted stock to employees and directors under an equity incentive plan the Company expects to put into place during 2025. The Company expects to reserve shares of common stock for future option exercise representing approximately 10% of authorized shares (or 5 million shares) under such an equity incentive plan. The issuance of grants and future exercise into shares of Common Stock as well as the grant of restricted stock awards may cause future dilution of ownership to shareholders.

The benefits provided under these plans are share-based payments and the Company accounts for stock-based awards exchanged for employee service in accordance with the appropriate share-based payment accounting guidance.

Stock-based compensation represents the cost related to stock-based awards granted to employees and directors. The Company measures stock-based compensation cost at grant date based on the estimated fair value of the award and recognizes the cost as expense on a straight-line basis in accordance with the vesting of the options (net of estimated forfeitures) over the employee’s requisite service period. The Company estimates the fair value of stock-based awards on the grant date using a Black- Scholes valuation model.

As of December 31, 2024 and December 31, 2023, there were approximately 500 and 976 options exercisable and vested at a weighted average exercise price of $163.00 and $210.00, respectively. In addition, the Company issued a warrant to Brookstone Partners IAC to purchase up to 6,322 shares of the Company’s Common Stock, which provides for quarterly vesting of shares in amounts approximately equal to the amount of quarterly interest payable that would have been payable under the Agreement, converted into shares at $0.075, all of which has now vested, and can be exercised through October 15, 2028 with an exercise price that was between $10.00 and $30.00 per share, as determined by an independent valuation, through April 1, 2024, and, since that date, the lesser of (i) $75.00 per warrant share and (ii) the 10-day average closing price of the Company’s common stock.

Employee Pension, Profit Sharing or other Retirement Plan

TotalStone, LLC maintains a defined contribution pension plan, which covers all employees electing to participate after completing certain service requirements. Employer contributions are made at the Company’s discretion. Generally, the Company makes safe harbor matching contributions equal to 100% of employee contribution up to 4% of the employee’s Plan Compensation, as defined. Each participant is 100% vested in in their salary deferral and the safe harbor Company’s matching contributions. Other employer discretionary contributions are subject to a graded vesting schedule.

Compensation of Executive Officers

On January 2, 2025, we entered into an executive employment agreement with Matthew Lipman, our Chief Executive Officer, which became effective on March 7, 2025. Under this agreement, Mr. Lipman serves as the Company’s Chief Executive Officer with a base salary of $250,000 per annum and an annual performance bonus ranging from 50% to 100% of the base salary. The agreement commenced on its effective date and terminate on January 31, 2028, with automatic one-year extensions unless either party provides 120 days’ written notice to opt-out. The agreement includes a noncompetition clause effective for 18 months following the termination of Mr. Lipman’s employment with the Company. In the event of termination due to death, disability, for cause by the Company, resignation by Mr. Lipman without good reason, or non-extension of the agreement, Mr. Lipman will be entitled to any previously earned but unpaid base salary through the termination date, any earned but unpaid annual performance bonus, and other accrued benefits. If the agreement is terminated by the Company without cause or by Mr. Lipman for good reason, Mr. Lipman will receive a lump sum payment equal to three years’ base salary and the target performance bonus, as well as continued copayment by the Company of coverage premiums for 12 months following the termination date, at the same level and cost as if he were an active employee.

Effective August 25, 2023, we began to compensate Mr. Edward Schultz, our Chief Financial Officer, an annual salary of $200,000 paid in accordance with our standard employee payroll practices. Mr. Schultz receives a portion of his compensation through the Company’s subsidiary TotalStone, LLC where he also serves as the Vice President of Finance.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2023, to which we have been a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year-end for the prior two fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

TotalStone, LLC is party to an agreement with a related party, Brookstone Partners IAC, whereby such entity will provide consulting services totaling $400,000 per annum, billed quarterly. Additionally, Brookstone Partners IAC is entitled to a special services fee in cash equal to two percent (2%) of total consideration of any acquisition of a majority of the equity interests of any entity or an equity recapitalization of the Company. The agreement also provides for an additional management fee equal to 5% of earnings before interest, taxes, depreciation, and amortization (“EBITDA”) in excess of $4.0 million. Amounts accrued for such consulting services totaled $351,000 as of December 31, 2024 and 2023.

Stream Finance, LLC, which serves as a creditor on the TotalStone’s mezzanine term loan of $1.3 million and accrued interest of $249.0 thousand, is managed by Brookstone Partners.

TotalStone, LLC, was leasing a facility from a former officer and current Board Member of TotalStone, LLC for $29,000 per month. As of February 2022, the lessor is no longer a related party.

On December 21, 2020, BP Peptides, LLC exercised its right to convert $572,700 of accrued interest ($538,000) and secured debt ($35,000) into 24,900 shares of the Company’s Common Stock (exercised price of $23/share). The Company incurred issuance expenses of $5,000 resulting in a net increase in Additional Paid-in Capital of $568,000.

On January 15, 2021, Capstone acquired a minority interest in a consumer products company, Diamond Products, LLC (“Diamond”), a sexual wellness holding company. The structure of the transaction was as follows: i) Brookstone Acquisition Partners XXI Corporation (“Brookstone XXI”) contributed its approximately 95% equity interest in Diamond, which represented approximately 62% equity ownership on a fully-diluted basis, to Diamond Products Holdings, LLC (“DPH”); ii) The Company formed Capstone Beta LLC (“Beta”) as a wholly-owned subsidiary, and Beta purchased a portion of Brookstone XXI’s interest in DPH; iii) Beta issued a promissory note to Brookstone XXI in the original principal amount of $8.0 million, bearing interest at 1% per annum over a 36 month term, and secured its obligations thereunder by pledging Beta’s interests in DPH; and iv) As additional credit support, Capstone issued a limited payment guaranty to Brookstone XXI in the amount of 10% of the principal amount of Beta’s promissory note. The terms of the promissory note issued by Beta to Brookstone XXI include provisions whereby in the event that the membership interests in Diamond are sold or otherwise disposed of, any proceeds received by Beta are to be utilized to prepay the promissory note to Brookstone XXI and Brookstone XXI’s remaining recourse for the remaining note balance, if any, is limited to the pledged collateral (Beta’s membership interest in DPH) and the $800,000 limited payment guarantee provide by Capstone. DPH was structured to hold one asset, the membership interest in Diamond, and accordingly upon the sale or other disposition of the membership interests in Diamond, the sole recourse of payment by Brookstone XXI is the $800,000 limited payment guarantee. In summary, the intent of Brookstone XXI and the special committee of Capstone’s independent directors entering into this arrangement was to limit Capstone’s downside risk to $800,000.

The 20% minority investment in DPH represented an effective 19% equity interest in Diamond and approximately 12% on a fully-diluted basis. The Company does not have the ability to exercise significant influence over operating and financial policies of Diamond and DPH.

On November 9, 2023 in connection with a restructuring and recapitalization transaction of Diamond’s operating entities, Diamond and other related party entities affiliated with Brookstone XXI entered into a transaction that sold 100% of the membership interest in Diamond inclusive of Beta’s minority interest in Diamond via its membership interest in DPH to a third party. No cash consideration was received in this transaction. Rather, the primary consideration received by the selling parties was the release of guarantees of senior debt of Diamond operating entities. The third party assumed none of the $8.0 million debt liability and no other consideration was transferred. As a result, the Company’s wrote-off its equity investment in DPH from $8.0 million to zero, and recognized a $7.2 million gain on debt extinguishment from Brookstone XXI’s debt forgiveness which was consistent with the terms of the note agreement that limited Captone’s risk upon sale or disposition of Diamond’s membership interests to the $800,000 limited guaranty provided by Capstone which is the net amount of the loss recognized in the 2023 statement of operations from this transaction. An $800,000 unsecured promissory note was issued on March 31, 2024. The remaining unsecured debt liability $800,000 plus accrued interest will remain on the Company’s balance sheet with a maturity date of June 30, 2026.

On June 15, 2022, Brookstone exercised its right to convert $1.9 million of accrued interest and debt from its senior secured note into 78,333 shares of the Company’s Common Stock exercised at $24.75 per share. With this transaction, Brookstone through December 31, 2024 owned 121,774 shares of the Company’s Common Stock or 77.3% of the 157,610 outstanding shares of the Company’s Common Stock.

As of December 31, 2024, the Company owed the following notes payable and accrued interest to related parties:

Terms	BP Peptides, LLC	Stream Finance, LLC	Brookstone Acquisition Partners XXI(1)
Issuance dates of notes	July 17, 2017	November 14, 2019	March 31, 2021 and March 31, 2024
Maturity date	June 30, 2026	December 31, 2025	June 30, 2026
Interest rate	6%	Disclosed Note 8	1% and 6%
Collateral	Secured	Unsecured	Secured/ Unsecured

Balance - December 31, 2022	$733,289	$2,070,321	$8,142,222
Principal and interest payments	-	$(761,077)	-
Accrual of interest	$41,038	-	$67,556
Debt extinguishment	-	-	$(7,200,000)
Balance - December 31, 2023	$774,327	$1,309,244	$1,009,778
Accrual of interest	$42,152	$248,860	$43,044
Balance - December 31, 2024	$816,479	$1,558,104	$1,052,822

(1)	In connection with the unwinding of the Diamond transaction in November 2023, the March 31, 2021 secured note accruing interest at 1% was replaced by a new unsecured note for $800,000 plus existing accrued interest with interest accruing from November 2023 to maturity at 6% per annum.

BPA XIV, LLC, an entity controlled by Matthew Lipman, our Chief Executive Officer, and Gordon Rocks, Inc., an entity controlled by Gordon Strout, a director, are parties to the Master Exchange Agreement entered into by the Company, TotalStone and TotalStone’s Class B Members. Pursuant to the Master Exchange Agreement, BPA XIV, LLC and Gordon Rocks, Inc. surrendered their existing TotalStone’s membership interests and withdraw from the membership of TotalStone in exchange for 2,528,662 and 822,128 shares of Common Stock, respectively, on the Restructuring Date.

Special Preferred Membership Interests were issued by TotalStone in connection with the restructuring of its mezzanine indebtedness. This indebtedness is documented pursuant to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2023, with Stream Finance, LLC, as agent, and the lenders from time to time party thereto. The maturity date of the Stream Finance Credit Agreement is September 30, 2026. The Special Preferred Membership Interests were to be exchanged on the Restructuring Date for loans in an aggregate principal amount of $1,006,377 plus certain amounts for each day after September 30, 2024 until the Restructuring Date. As of December 31, 2024, the interest accrued for 2024 was $137.3 thousand. On March 7, 2025 the Special Preferred Membership Interests were exchanged for loans in an aggregate principal of $1,006,377 plus interest.

In March 2025, the Company paid $200,000 as an advisory fee payment, related to the Public Offering, to Brookstone Partners, an entity controlled by our Chief Executive Officer (who is also a member of our board of directors) and the chairman of our board of directors.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF GBQ PARTNERS LLC

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The Board has appointed GBQ Partners LLC (“GBQ”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. The Board proposes that our Stockholders ratify this appointment. GBQ has served as our independent registered public accounting firm since 2020.

We expect that representatives of GBQ will be available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of GBQ as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the Stockholders fail to ratify the selection of GBQ as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2025. In deciding to appoint GBQ, the Audit Committee has reviewed auditor independence issues and existing commercial relationships with GBQ and concluded that GBQ has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025. Set forth below are approximate fees for services rendered by GBQ, our independent registered public accounting firm, for the fiscal years ended December 31, 2024 and December 31, 2023.

	2024	2023
Audit Fees (1)	$159,931	$107,782
Audit-related fees (2)	11,050	-
Tax fees (3)	23,310	24,485
Total	$194,291	$132,267

(1)	Represents fees billed for professional services rendered for the annual audit and interim reviews of our financial statements.

(2)	Represents fees billed for consents provided with respect to registration statements and related amendments.

(3)	Represents fees billed for tax filing, preparation, and tax advisory services

Vote Required

The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of GBQ as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We are not required to obtain the approval of our Stockholders to appoint the Company’s independent registered public accounting firm. However, if our Stockholders do not ratify the appointment of GBQ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, the Board may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GBQ AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with management;

●	discussed with the Company’s independent auditors the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301; and

●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Board concerning independence, and has discussed with GBQ matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended that the consolidated financial statements audited by GBQ for the fiscal year ended December 31, 2024 be included in its Annual Report on Form 10-K for such fiscal year.

PROPOSAL THREE:

APPROVAL OF THE RE-DOMICILE OF THE COMPANY

Our Board has adopted resolutions, subject to stockholder approval, to change the Company’s state of incorporation from Delaware to Nevada (the “Re-domicile”). In order to accomplish the Re-domicile, the Company will merge with and into a corporation to be incorporated in Nevada as a wholly owned subsidiary of the Company specifically for that purpose under the name “Capstone Holding Corp.” (“CAPS-NV”). Pursuant to the terms of the Agreement and Plan of Merger, CAPS-NV will be the surviving corporation and the issued and outstanding shares of our common stock will automatically be converted into shares of CAPS-NV’s Common Stock, par value $0.0005 per share, at the rate of one share of our Common Stock for each one share of our CAPS-NV common stock, and outstanding shares of our Series B Preferred Stock will automatically be converted into shares of CAPS-NV’s Series B Preferred Stock, par value $0.0005 per share, at the rate of one share of our Series B Preferred Stock for each one share of our CAPS-NV Series B Preferred Stock (such transaction, is referred herein as the “Merger”). The form of the Agreement and Plan of Merger is attached to this Proxy Statement as Annex A. Upon completion of the Merger, the Articles of Incorporation and Bylaws of CAPS-NV will become our governing instruments and will differ in some respects from our current Certificate of Incorporation and Bylaws, as more thoroughly discussed below.

Reasons for the Re-domicile

Nevada is a nationally-recognized leader in adopting and implementing comprehensive and flexible corporation laws that are frequently revised and updated to accommodate changing legal and business needs. In light of our growth, our Board believes that it will be beneficial to the Company and its stockholders to obtain the benefits of Nevada’s corporation laws. Nevada courts have developed considerable expertise in dealing with corporate legal issues and have produced a substantial body of case law construing Nevada corporation laws. Because the judicial system is based largely on legal precedents, the abundance of Nevada case law should serve to enhance the relative clarity and predictability of many areas of corporation law, and allow our Board and management to make business decisions and take corporate actions with greater assurance as to the validity and consequences of such decisions and actions.

In addition, we anticipate that the Re-domicile will result in a reduced state tax obligations, as Nevada currently imposes no corporate income or franchise tax, while Delaware imposes an annual franchise tax, ranging from a nominal amount to a maximum of $180,000. Our franchise tax obligation for 2024 was $3,500.00. Nevada imposes a nominal amount of annual corporate fee on corporations. Based on CAPS-NV’s current authorized shares, we anticipate that CAPS-NV’s obligation for the Nevada annual corporate fee will be $200.00.

Certain Effects of the Re-domicile and the Merger

The Re-domicile will effect a change in our legal domicile; however, it will not result in any change in headquarters, business, jobs, management, location of any of offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Re-domicile, which are immaterial). Management, including all directors and officers, will remain the same in connection with the Re-domicile and will assume identical positions with CAPS-NV. There will be no substantive change in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Re-domicile. Upon the effective of the Merger, each stockholder’s shares of common stock or Series B Preferred Stock will be converted into an equivalent number of shares of common stock or Series B Preferred Stock of CAPS-NV.

As previously noted, the articles of incorporation and bylaws of CAPS-NV will be the governing instruments of the surviving corporation following the Merger, resulting in some changes from our current certificate of incorporation and bylaws. Some of these changes are purely procedural in nature, such as a change in our registered office and agent from an office and agent in Delaware to an office and agent in Nevada. Some changes, however, will be substantive in nature. There are also some differences between the DGCL and Nevada corporation laws. Certain substantive changes to our current certificate of incorporation and bylaws, as well as the material differences between Delaware and Nevada law are discussed below. Such summary does not purport to be complete and is qualified in its entirety by reference to Delaware and Nevada corporate laws and the forms of the articles of incorporation and bylaws of CAPS-NV, copies of which are included herewith as Annex B and Annex C, respectively.

As disclosed in more detail under “Anti-Takeover Effects of Certain Provisions of Nevada Law and CAPS-NV’s Articles of Incorporation and Bylaws” below, certain provisions of CAPS-NV’s Articles of Incorporation and Bylaws and applicable provisions of the Nevada Revised Statutes may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board of Directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company’s control or in our management.

Significant Differences between Delaware and Nevada Law

The rights of the Company’s stockholders and the Company’s certificate of incorporation and bylaws are currently governed by Delaware law. The the Agreement and Plan of Merger provides that, at the effective time of the merger, the separate corporate existence of the Company will cease and the former stockholders of the Company will become stockholders of CAPS-NV. Accordingly, after the effective time of the Merger, your rights as a stockholder will be governed by Nevada law and the articles of incorporation and bylaws of CAPS-NV. The statutory corporate laws of the State of Nevada, as governed by the Nevada Revised Statutes, are similar in many respects to those of Delaware, as governed by the Delaware General Corporation Law. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the corporation, if the Reincorporation is consummated. The following are summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of CAPS-NV following the Merger.

The following discussion is a summary. It does not give you a complete description of the differences that may affect you. You should also refer to the Nevada Revised Statutes (the “NRS”).

General

Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations.

Removal of Directors

Under Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. For classified boards, the directors may only be removed for cause. Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.

Limitation on Personal Liability of Directors

A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

Nevada law includes statutory exculpation of directors and officers that does not require the adoption of particular provisions in the articles of incorporation. In particular, NRS 78.138(7) provides that except under certain limited circumstances provided by other provisions of the NRS, or unless the articles of incorporation provide for greater liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (2) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. These statutory limitations on liability exceed what is permissible under the NRS, but a Nevada corporation can provide in its articles of incorporation for greater potential liability for directors and officers.

Indemnification of Officers and Directors and Advancement of Expenses

Although Delaware and Nevada law have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents, Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

Action by Written Consent of Directors

Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing.

Actions by Written Consent of Stockholders

Both Delaware and Nevada law provide that, unless the certificate of incorporation (or in the case of a Nevada corporation, the articles of incorporation or the bylaws) provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Delaware law requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada law does not require notice to the stockholders of action taken by written consent of the stockholders.

Dividends

Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Restrictions on Business Combinations with Interested Stockholders

Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s Board and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

Similarly, Nevada’s “combinations with interested stockholders” statutes (NRS Sections 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” but for only for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. An amendment to the NRS, effective October 1, 2015, however, provides that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. NRS Section 78.439 has also been amended, effective October 1, 2015, to eliminate the prohibition on stockholder approval by written consent with respect to combinations undertaken after the two-year period prescribed under the statutes. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation

Special Meetings of the Stockholders

Delaware law permits special meetings of stockholders to be called by the Board or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada law permits special meetings of stockholders to be called by the entire Board, any two directors, or the President, unless the articles of incorporation or bylaws provide otherwise.

Special Meetings Pursuant to Petition of Stockholders

Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting. Under Nevada law, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected.

Adjournment of Stockholder Meetings

Under Delaware law, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Under Nevada law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxy

Under Delaware law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. Both Delaware and Nevada law also provide for irrevocable proxies, without limitation on duration, in limited circumstances.

Stockholder Vote for Mergers and Other Corporate Reorganization

Delaware law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the Board, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Unless otherwise provided in the articles of incorporation, a Nevada corporation may, by action taken at any meeting of its board of directors, sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon the terms and conditions as its board of directors may approve, when and as authorized by the affirmative vote of a majority of the voting power of the stockholders. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of Common Stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of Common Stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of Common Stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

Increasing or Decreasing Authorized Shares

Subject to certain limitations and in certain circumstances dissenter’s rights, Nevada law allows the board of a corporation, by resolution and without a stockholder vote, to effectuate a reverse or forward split of a class or series of the corporation’s capital stock if the number of authorized shares of such class or series is simultaneously and correspondingly increased or decreased. Delaware law contains no such similar provision.

Anticipated Federal Tax Consequences

We have not requested and will not request a ruling from the Internal Revenue Service, nor have we requested or received a tax opinion from an attorney, as to the various tax consequences of the Reincorporation in the State of Nevada. We are structuring the Reincorporation in an effort to obtain the following consequences:

(a)	the Reincorporation in the State of Nevada, to be accomplished by a merger between the Company and CAPS-NV, will constitute a tax-free reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986;

(b)	no gain or loss for federal income tax purposes will be recognized by our stockholders on receipt by them of the Common Stock or Series B Preferred Stock of CAPS-NV in exchange for shares of our Common Stock or Series B Preferred Stock, respectively;

(c)	the basis of the CAPS-NV Common Stock or Series B Preferred Stock received by our stockholders in exchange for their shares of our Common Stock pursuant to the Reincorporation in the State of Nevada will be the same as the basis for our Common Stock or Series B Preferred Stock, respectively; and

(d)	the holding period for the CAPS-NV Common Stock for capital gains treatment received in exchange for our Common Stock will include the period during which our Common Stock exchanged therefor is held.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reincorporation may not be the same for all stockholders. It should be noted that the foregoing positions are not binding on the Internal Revenue Service, which may challenge the tax-free nature of the Reincorporation in the state of Nevada. A successful challenge by the Internal Revenue Service could result in taxable income to the Company, CAPS-NV, and our stockholders, as well as other adverse tax consequences. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REINCORPORATION.

Regulatory Approvals

The reincorporation will not be consummated until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the reincorporation other than the filing of the the Agreement and Plan of Merger with the Secretary of State of the State of Nevada and the filing of the Delaware Certificate with the Secretary of State of the State of Delaware.

Securities Act Consequences

The shares of CAPS-NV’s common stock or Series B Preferred Stock to be issued in exchange for shares of our common stock or Series B Preferred Stock, respectively, are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). In that regard, CAPS-NV is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger which has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act. Pursuant to Rule 145 under the Securities Act, the merger of the Company into CAPS-NV and the issuance of shares of common stock or Series B Preferred Stock of CAPS-NV in exchange for the shares of the Company’s common stock or Series B Preferred Stock, respectively, is exempt from registration under the Securities Act, since the purpose of the transaction is a change of our domicile within the United States. The effect of the exemption is that the shares of our common stock or Series B Preferred Stock issuable as a result of the Reincorporation may be resold by the former stockholders without restriction to the same extent that such shares may have been sold before the effectiveness of the Reincorporation.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE RE-DOMICILE OF THE COMPANY.

PROPOSAL FOUR:

APPROVAL OF THE CAPSTONE HOLDING CORP. 2025 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the adoption of our 2025 Stock Incentive Plan (the “2025 Plan”). Our Board adopted the 2025 Plan on September 18, 2025, subject to stockholder approval at the Special Meeting. The 2025 Plan sets the number of shares of our Common Stock reserved for issuance thereunder, on a quarterly basis, to 21.5% of the shares of our Common Stock outstanding on the measurement date as described below.

Our Board believes that the 2025 Plan is in the best interests of our company and our stockholders because the availability of an adequate equity compensation program is an important factor in attracting and retaining qualified directors, officers, employees, and consultants essential to our success. In addition, the 2025 Plan and the availability of equity awards thereunder will better align the interests of our directors, officers, employees, and consultants with the interests of our stockholders and encourage our directors, officers, employees, and consultants to realize value for our stockholders. Any shares of our Common Stock that are subject to equity awards issued under the 2025 Plan which expire unexercised or unvested, or are forfeited, terminated, surrendered, or cancelled without the delivery of shares of our Common Stock, such that all or some of the shares of our Common Stock covered by an award are not issued to a participant or are exchanged for awards that do not involve shares of our Common Stock, will again immediately become available to be issued pursuant to awards granted under the 2025 Plan. If shares of our Common Stock are withheld from payment of an award to satisfy tax or exercise price obligations with respect to the award, those shares of our Common Stock will be treated as shares that have been issued under the 2025 Plan and will not again be available for issuance under the 2025 Plan. Any Specified Awards (as defined below) will be excluded from the calculation of the maximum aggregate number of shares of our Common Stock that may be issued under the 2025 Plan.

A copy of the 2025 Plan is set forth as Annex D to this Proxy Statement. The material features of the 2025 Plan are described below. The following description is intended to be a summary and does not purport to be a complete statement of the terms of the 2025 Plan. Accordingly, this summary is qualified in its entirety by reference to Annex D.

Overview

The purpose of the 2025 Plan is to attract and retain Eligible Persons. The 2025 Plan provides for the direct award of shares of our Common Stock (with and without restrictions), for the grant of options to purchase shares of our Common Stock, and for the grant of RSUs settled with shares of our Common Stock (collectively, the “2025 Plan Awards”).

We plan to award significant amounts of restricted stock to Eligible Persons on an annual basis. Restricted stock grants generally vest over two or more years, and we intend that, for any stock options and RSUs granted, Eligible Persons may only receive shares of our Common Stock so long as such grants have vested from time to time, in whole or in part, in the manner and subject to the conditions that our Board or our Compensation Committee, in each case in its discretion, may provide in the applicable award agreement.

Administration

The 2025 Plan will be administered by our Compensation Committee. Our Compensation Committee will have the full authority, subject to the terms of the 2025 Plan, to interpret the 2025 Plan and establish rules and regulations for the proper administration of the 2025 Plan. Each of our Chief Executive Officer, our Chief Financial Officer, and our Secretary shall be authorized to implement the 2025 Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the 2025 Plan. The validity, construction, and effect of the 2025 Plan and any rules and regulations relating to the 2025 Plan shall be determined in accordance with the laws of the State of Delaware (or, if the Company is redomesticated into a different State, the laws of such State after the effective date of such redomestication).

Number of Shares of Common Stock Subject to the 2025 Plan and Award Limit; Reservation of Shares

Subject to certain adjustments as provided in the 2025 Plan, the maximum aggregate number of shares of our Common Stock available for awards under the 2025 Plan (excluding the number of shares of our Common Stock subject to Specified Awards (as defined below)) after giving effect to the issuance of Common Stock (i) pursuant to the exercise of stock options, (ii) as unrestricted or restricted Common Stock, and (iii) in settlement of RSUs shall be limited to 21.5% of the number of shares of our Common Stock outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided in the 2025 Plan, (i) shares of our Common Stock subject to the 2025 Plan shall include shares of our Common Stock which revert back to the 2025 Plan in a prior quarter pursuant to the paragraph below, and (ii) the number of shares of our Common Stock that may be issued under the 2025 Plan may never be less than the number of shares of our Common that are then outstanding under (or available to settle existing) 2025 Plan Award grants.

For purposes of the 2025 Plan, “Specified Awards” means (i) 2025 Plan Awards issued to Eligible Persons who are not employed or engaged by us or any of our subsidiaries as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2025, and (ii) 2025 Plan Awards that have a grant date at least three (3) years prior to the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2028. The exclusion of Specified Awards from the determination of the maximum aggregate number of shares of our Common Stock available for issuance under the 2025 Plan could have material effect on the number of shares of our Common Stock available for issuance thereunder and could have a material dilutive effect on our stockholders.

In the event that, prior to the date on which the 2025 Plan shall terminate in accordance with its terms, any 2025 Plan Award granted under the 2025 Plan expires unexercised or unvested or is terminated, surrendered, or cancelled without the delivery of shares of our Common Stock, or any 2025 Plan Awards are forfeited back to us, then the shares of our Common Stock subject to such 2025 Plan Award may be made available for subsequent 2025 Plan Awards under the terms of the 2025 Plan.

Eligibility

All Eligible Persons may participate in the 2025 Plan. The selection of those Eligible Persons who will receive 2025 Plan Awards is within the discretion of our Compensation Committee. As of the date of this Proxy Statement, approximately 58 non-executive employees, 7 executive officers, and 5 non-employee directors will be eligible to participate in the 2025 Plan. In addition, our Compensation Committee may designate individual service providers as Eligible Persons from time to time.

Term of the 2025 Plan

The 2025 Plan shall automatically terminate on September 30, 2035, which is the 10th anniversary of the 2025 Plan’s effective date. No further 2025 Plan Awards may be granted under the 2025 Plan after such date of termination. Our Board may terminate, suspend, or amend the 2025 Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (i) Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation or (ii) the rules of any exchange on or through which the shares of Common Stock are then listed or traded.

Adjustments and Changes in Shares

In the event that there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares of our Common Stock, or other similar corporate change affecting the shares of our Common Stock, our Board shall appropriately adjust the aggregate number of shares of our Common Stock (including shares of our Common Stock underlying stock options and RSUs) available for 2025 Plan Awards under the 2025 Plan or subject to outstanding 2025 Plan Awards, and any other factors, limits, or terms affecting any outstanding or subsequently issuable 2025 Plan Awards as may be appropriate.

Transferability of Awards

Except as otherwise determined by our Compensation Committee, no 2025 Plan Award may be assigned, sold, assigned, transferred, pledged, or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the participant, shall be exercisable only by such participant.

Types of Awards

Under the 2025 Plan, our Compensation Committee is authorized to grant restricted and unrestricted shares of our Common Stock, RSUs settled in shares of our Common Stock, and stock options exercisable for shares of our Common Stock.

Stock Awards and RSUs

Restricted stock is an award of shares of our Common Stock that vests in accordance with the terms and conditions set forth in the applicable award agreement entered into by us and the applicable participant. Until the applicable restrictions (as our Compensation Committee may specify) lapse, such shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such shares shall become freely transferable by such participant. If it determines to do so, our Compensation Committee may also grant shares of our Common Stock that are not subject to vesting, forfeiture, repurchase and/or transfer restrictions.

RSUs confer the right of a holder to receive shares of our Common Stock at a future date and are denominated in units. No shares of our Common Stock are actually issued to the recipient of an RSU on the grant date. Instead, when an RSU award vests, it is settled by a delivery of shares of our Common Stock. At the discretion of our Compensation Committee, RSUs may also be settled by the delivery of cash.

Each restricted stock award or RSU is evidenced by an award agreement specifying the number of shares or RSUs, as applicable, the vesting schedule, the vesting conditions, and the other terms of the restricted stock award or RSU. Vesting of restricted stock awards and RSUs may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by our Compensation Committee. Unless set forth in the award agreement, a recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock. A recipient of RSUs will have none of the rights of a stockholder unless and until shares of our Common Stock are actually delivered to such participant, unless on or after the date of grant, our Compensation Committee authorizes the payment of dividend or other distribution equivalents on such shares of our Common Stock in additional shares of our Common Stock on a current, deferred or contingent basis. Upon termination of employment or a period of service, upon a Change of Control, or upon failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested RSUs may be forfeited or accelerated, as applicable, as provided in such participant’s award agreement, as determined in the sole discretion of our Compensation Committee. “Change of Control” shall mean a merger or consolidation in which securities constituting more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons who do not own more than 50% of the combined voting power of our outstanding securities immediately prior to such transaction, or the sale, transfer, or other disposition of all or substantially all of our assets to a non-affiliate of the Company.

Stock Options

A stock option is the right to purchase a specified number of shares of our Common Stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2025 Plan. Our Compensation Committee sets the exercise price of each stock option, which cannot be less than 100% of the fair market value of our Common Stock at the time of grant; provided, that if an incentive stock option, pursuant to Section 422 of the Internal Revenue Code, is awarded to a “Ten Percent Shareholder” (as defined in the 2025 Plan), then the exercise price of such incentive stock option cannot be less than 110% of the fair market value at the time of grant. To the extent permitted by law, any stock option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to our Compensation Committee of some or all of the shares of our Common Stock to which such exercise relates. In such case, our Compensation Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Section 409A of the Internal Revenue Code of 1986, as amended, or its successor including as to all stock options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment, and the method of funding, if any, attributable to the payment.

Our Compensation Committee will determine the methods by which the exercise price of a stock option may be paid, the form of payment, and the methods by which shares of our Common Stock will be delivered or deemed to be delivered to participants. As determined by our Compensation Committee, payment of the exercise price of a stock option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (i) delivery (by either actual delivery or attestation) of previously-acquired shares of Common Stock based on the “Fair Market Value” (as defined in the 2025 Plan) of the shares of Common Stock on the date the stock option is exercised; (iii) withholding of shares of our Common Stock from the stock option based on the Fair Market Value of shares of our Common Stock on the date the stock option is exercised; (iv) broker-assisted or bank-assisted market sales; or (v) any other “cashless exercise” arrangement satisfactory to our Compensation Committee.

Stock options are evidenced by an option agreement specifying the exercise price, the vesting schedule, the number of shares of our Common Stock granted, and the other terms of the stock option. Stock options expire at the time set forth in a participant’s stock option agreement. Upon termination of employment or a period of service, upon a Change of Control, or upon failure to satisfy other vesting conditions, a participant’s unvested Options may be forfeited or accelerated, as applicable, as provided in such participant’s award agreement, as determined in the sole discretion of our Compensation Committee.

New Plan Benefits

The future benefits or amounts that would be received under the 2025 Plan are not determinable at this time as both participation in the 2025 Plan and the amounts that Eligible Persons may be awarded are discretionary.

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to us of stock options, RSUs, and restricted stock awards granted under the 2025 Plan. This summary is not intended to be a complete discussion of all the federal income tax consequences of the 2025 Plan or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect) and does not constitute tax advice. In addition, tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, depending upon the personal circumstances of individual recipients, and each recipient should consider its, his, or her personal situation and consult with its, his, or her own tax advisor with respect to the specific tax consequences applicable to it, him, or her. The following assumes stock options have been granted at an exercise price per share at least equal to 100% of the fair market value of our Common Stock on the date of grant (and 110% of such fair market value with respect to incentive stock options issued to Ten Percent Shareholders).

Tax consequences of non-qualified stock options.  In general, an employee, director, or consultant will not recognize income at the time of the grant of non-qualified stock options under the 2025 Plan. When an optionee exercises a non-qualified stock option, he or she generally will recognize compensation income equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of our Common Stock received over the option exercise price. The tax basis of such shares to the optionee will be equal to the exercise price paid plus the amount of compensation income includible in his or her gross income at the time of the exercise. Upon a subsequent sale or exchange of shares of our Common Stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares of our Common Stock. The capital gain or loss will be short-term or long-term depending on the holding period of the shares of our Common Stock sold.

Tax consequences of incentive stock options.  In general, a recipient will not recognize income at the time of the grant of incentive stock options, pursuant to Section 422 of the Internal Revenue Code, under the 2025 Plan. An award recipient recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the award recipient has held the shares of the Company’s common stock. If the award recipient does not dispose of the shares within two years after the incentive stock option was granted or within one year after the incentive stock option was exercised, then the award recipient will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the award recipient fails to satisfy either of the foregoing holding periods, the award recipient must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the award recipient, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an award recipient’s alternative minimum tax liability exceeds such award recipient’s regular income tax liability, the award recipient will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the award recipient must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Tax consequences of stock awards. In general, the recipient of a stock award that is not subject to restrictions will recognize compensation income at the time the shares of our Common Stock are received equal to the excess, if any, of the fair market value of the shares of our Common Stock received over the amount, if any, the recipient paid in exchange for the shares of our Common Stock. If, however, the shares of our Common Stock are subject to vesting or other restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture) when the shares of Common Stock are granted (for example, if the employee is required to work for a period of time in order to have the right to sell or transfer the stock), the recipient generally will not recognize income until the shares of our Common Stock becomes vested or the restrictions otherwise lapse, at which time the recipient will recognize compensation income equal to the excess, if any, of the fair market value of the shares of our Common Stock on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, the recipient paid in exchange for the shares of Common Stock. If the shares of our Common Stock are forfeited under the terms of the restricted stock award, the recipient will not recognize income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days of his or her receipt of a restricted stock award to recognize compensation income, as of the award date, equal to the excess, if any, of the fair market value of the shares of our Common Stock on the award date less the amount, if any, the recipient paid in exchange for the shares of our Common Stock. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the stock award is forfeited, it, he or she will not be allowed an income tax deduction. If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares of our Common Stock prior to the date the vesting or restrictions lapse will be treated as compensation income.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares of our Common Stock acquired as stock awards will be the amount paid for such shares plus the amount includible in it, his or her gross income as compensation in respect of such shares.

Withholding and other consequences. Any compensation includible in the income of a recipient will be subject to appropriate income and employment tax withholding.

Tax effect for the Company. We are generally entitled to an income tax deduction in connection with a stock option, RSU or stock award granted under the 2025 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, the exercise of a non-qualified stock option). Special rules may limit the deductibility of compensation paid for certain employees under Section 162(m) of the Internal Revenue Code to the extent that annual compensation paid to or recognized by any of the foregoing individuals exceeds $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF STOCK OPTIONS, RSUs AND STOCK AWARDS UNDER THE 2025 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE APPROVAL OF THE RE-DOMICILE OF THE COMPANY.

PROPOSAL FIVE:

NON-BINDING ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of the NEOs, as we have described it in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Board and Compensation Committee regarding investor sentiment about our executive compensation policies and practices, which the Committee will be able to consider when determining future executive compensation.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s NEOs, as disclosed pursuant to compensation disclosure rules of the SEC located in the “Executive Compensation” section of this proxy statement, and the accompanying executive compensation table and narrative discussions, is hereby APPROVED.”

The vote on this Proposal Four is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from shareholders and will consider the outcome of the vote when making future executive compensation decisions. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal Four.

Vote Required

To be approved, this non-binding vote must be approved by a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. The say-on-pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our Stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement and the accompanying Annual Report, we will consider our Stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED UNDER THE HEADING “EXECUTIVE COMPENSATION,” AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL SIX:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THREE YEARS FOR FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are also entitled to vote, on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act, should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on us or on our Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of the NEOs.

Vote Required

Although our executive compensation programs are designed to promote a long-term connection between pay and performance, after careful consideration, the Board has determined that a say-on-pay vote that occurs every three years is the most appropriate alternative for our company at this time. While executive compensation is evaluated annually, the Board also considers progress over a multi-year timeframe, which is common in small- and mid-capitalization companies in our industry. The Board believes that a vote every three years provides stockholders the opportunity to evaluate our compensation program on a more thorough, longer-term basis than an annual vote. Therefore, the Board recommends that you vote for a “Three Year” frequency for the say-on-pay vote.

Although the Board recommends a say-on-pay vote be held three years, you may vote one of four choices for this Proposal Five on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.”

THE BOARD RECOMMENDS A VOTE FOR A FREQUENCY OF “THREE YEARS” FOR FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL SEVEN:

  APPROVAL OF POSSIBLE FUTURE PAYMENTS TO NECTARINE MANAGEMENT LLC

General

We are asking holders of shares of Common Stock to approve possible future payments to Nectarine Management LLC (“Nectarine”). Nectarine is owned by Michael Toporek, Matthew E. Lipman, Gordon Strout and John M. Holliman, III, all of whom are members of the Board.

Pursuant to the Certificate of Designation of Series B Preferred Stock, until such time as less than 20% of the shares of Series B Preferred Stock remain outstanding, without the approval of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Company will not, either directly or indirectly, by amendment, merger, consolidation or otherwise,

(i) amend, alter or change the provisions of the Corporation’s Certificate of Incorporation or By-laws or this Certificate of Designation, or increase or decrease the authorized number of members constituting its Board of Directors;

(ii) increase or decrease the authorized number of shares of Series B Preferred Stock (or options, warrants or other rights to purchase or acquire any such capital stock or any security convertible into or exchangeable or exercisable for any such capital stock), or authorize, create or issue any series or shares of capital stock which have any rights (such as voting, liquidation, redemption or otherwise) which are senior or pari passu to, or could adversely affect any of the rights of, the Series B Preferred Stock (or options, warrants or other rights to purchase or acquire any such capital stock or any security convertible into or exchangeable or exercisable for any such capital stock), as the case may be, or otherwise take any action which would alter or adversely affect the rights of the Series B Preferred Stock (or options, warrants or other rights to purchase or acquire any such capital stock or any security convertible into or exchangeable or exercisable for any such capital stock);

(iii) become a party to any merger or consolidation; sell, lease or otherwise dispose of any of its or any of its subsidiaries’ assets other than sales and leases of assets in the ordinary course of business and other than the replacement of outmoded or damaged equipment with new equipment; voluntarily dissolve, liquidate or wind up the Corporation or carry out any partial liquidation of the Corporation;

(iv) purchase or redeem any shares of its capital stock other than pursuant to agreements with officers or employees of the Corporation relating to repurchase of stock after termination of employment;

(v) adopt or otherwise institute any stock option, restricted stock, or equity incentive plan for, or otherwise issue any stock or options to, employees, consultants or directors of the Corporation, except that the Corporation may authorize an equity incentive plan and issue stock or options pursuant thereto for employees, consultants and directors provided that the total number of shares and options issued thereunder shall not exceed ten percent (10%) of the outstanding shares of Common Stock of the Corporation on a fully diluted basis and such shares and options may only be issued on terms and conditions acceptable to the Board of Directors;

(vi) issue any shares of capital stock of the Corporation other than pursuant to an equity incentive plan permitted pursuant to preceding subsection (v);

(vii) acquire any assets or stock of another entity, whether by means of acquisition of assets or stock or by merger, or enter into any joint venture; and

(viii) incur (or any of its subsidiaries incur) any indebtedness for borrowed money, other than refinancings of existing indebtedness that do not increase the then outstanding principal amount of such indebtedness.

Nectarine holds all of the Company’s outstanding Series B Preferred Stock and, through such ownership, has the power the consent to the corporate actions mentioned above.

Because Michael Toporek, Matthew E. Lipman, Gordon Strout, and John M. Holliman, III, owners of Nectarine, are members of the Board, the Board delegated its authority to the Nominating and Corporate Governance Committee to review and approve the Company’s entry into an agreement with Nectarine. Any fees payable under the agreement that are not waived by Nectarine will be subject to approval by the Nominating and Corporate Governance Committee, whose members are disinterested directors.

To incentivize the Company’s largest stockholder to support the Company’s strategic growth initiatives, the Company desires to enter into a letter agreement (“Nectarine Letter Agreement”) with Nectarine, which has been reviewed and approved by the Nominating and Corporate Governance Committee. Under the Nectarine Letter Agreement:

●	For transactions include (i) mergers or consolidations involving the Company; (ii) sale, lease, or other disposition of Company or subsidiary assets, except ordinary course or replacement of equipment; (iii) issuance of capital stock, other than under an equity incentive plan; (iv) acquisition of assets or stock of another entity, including by merger; (v) entry into a joint venture; (vi) incurrence of indebtedness for borrowed money, other than refinancings that do not increase outstanding principal, the Company will pay Nectarine a consent fee (the “Consent Fee”) of 0.25%–2% of the transaction value or net proceeds for certain transactions requiring Nectarine’s consent, payable within 10 business days of notice, unless otherwise agreed.

●	The Consent Fee may be waived at Nectarine’s discretion, and the percentage is set by Nectarine and must be delivered in writing within 10 business days after closing.

●	The Consent Fee may be paid in cash or, if mutually agreed, in shares of common stock valued in accordance with applicable exchange rules or OTC closing price. If paid in stock, the Company will use best efforts to register the shares within three months.

●	The Company will reimburse Nectarine’s legal expenses up to $50,000 for each transaction requiring its consent.

●	Nectarine shall have the right to request that this matter be put to a shareholder vote every 90 days until it is either approved.

Potential Adverse Effects

Approval of the transactions with Nectarine could increase the Company’s expenses, since it would be required to reimburse up to $50,000 in legal fees for each acquisition consent and pay a the Consent Fee. If the Consent Fee is paid in stock, stockholders may experience dilution.

Because Nectarine controls all of the outstanding Series B Preferred Stock and holds consent rights over certain corporate actions as mentioned above, the transactions could also reinforce its influence on the Company’s decisions.

In addition, the provision that allows Nectarine to require resubmission of this matter to stockholders every 90 days until it is approved could result in additional costs and administrative burden.

Interests of Directors and Executive Officers

Michael Toporek, Matthew E. Lipman, Gordon Strout and John M. Holliman, III, who are the principal owners of Nectarine, have substantial interests in the matters set forth in this proposal.

If this proposal is approved by holders of the shares of Common Stock, Michael Toporek, Matthew E. Lipman, Gordon Strout and John M. Holliman, III will recuse themselves from all Board votes regarding matters for which Nectarine will receive payments for providing a consent.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting, excluding any shares of Common Stock or Series B Preferred Stock held by Nectarine Management LLC or by directors who have interests in Nectarine Management LLC, namely, Matthew Lipman (the Company’s Chief Executive Officer), John M. Holliman, II, and Gordon Strout, is required to approve this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE POSSIBLE FUTURE PAYMENTS TO NECTARINE MANAGEMENT LLC.

PROPOSAL EIGHT:

AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the forgoing proposals described in this Proxy Statement, the Company may move to adjourn the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this Proposal Six, we are asking our Stockholders to authorize the Company to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the forgoing proposals, each as described in this Proxy Statement. If our Stockholders approve this Proposal Eight, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our Stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our Stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our Stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be provided to each Stockholder of record on the new record date entitled to vote at such meeting.

Vote Required

The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE ANNUAL MEETING.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

By order of the Board of Directors,

Matthew E. Lipman
Chief Executive Officer

[*], 2025

Alsip, IL

ANNEX A

Form of the Agreement and Plan of Merger

ANNEX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of _______ __, 2025, is entered into between Capstone Holding Corp., a Delaware corporation (the “Company”) and Capstone Holding Corp., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”). The Company and Merger Sub are sometimes together referred to herein as the “Constituent Entities.”

RECITALS

WHEREAS, Merger Sub was formed in the State of Nevada on _______ __, 2025 as a wholly-owned subsidiary of the Company; and

WHEREAS, the board of directors of each of the Company and Merger Sub deems it advisable and in the best interests of the Company and Merger Sub, respectively, upon the terms and subject to the conditions herein stated, that the Company be merged with and into Merger Sub and that Merger Sub be the surviving corporation (the “Merger”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree in accordance with the applicable provisions of the laws of the States of Delaware and Nevada which permit such merger, as follows:

ARTICLE I
MERGER; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into Merger Sub, whereupon the separate existence of the Company shall cease.

1.2 Effective Time. The Merger shall become effective on _______ __, 2025, following the filing of a certificate of ownership and merger with the Secretary of State of the State of Delaware and the filing of articles of merger with the Secretary of State of the State of Nevada (the “Effective Time”).

ARTICLE II
SURVIVING CORPORATION

2.1 Surviving Corporation. The name of the Surviving Corporation shall be “Capstone Holding Corp.” (sometimes hereinafter referred to as the “Surviving Corporation”).

ARTICLE III
TERMS AND CONDITIONS OF THE MERGER

3.1 Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and shall continue in full force and effect until amended and changed in accordance with the provisions provided therein or the applicable provisions of Nevada Revised Statutes, as amended (the “Nevada Statutes”).

3.2 Bylaws. The Bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, and shall continue in full force and effect until amended and changed in accordance with the provisions provided therein or the applicable provisions of the Nevada Statutes.

3.3 Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, continue to be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

3.4 Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, continue to be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

3.5 Submission to Stockholder Vote. This Agreement shall be submitted to a vote of the stockholders of the Constituent Entities, respectively, as provided by applicable law, and shall take effect, and be deemed to be the Plan of Merger of the Constituent Entities, upon the approval or adoption thereof by such stockholders in accordance with the requirements of the laws of the States of Delaware and Nevada, respectively.

3.6 Filing of Articles of Merger in the State of Nevada. As soon as practicable after the requisite stockholder approvals referenced in Section 3.5 hereof, each of the Constituent Entities shall execute and deliver articles of merger for filing and recording with the Secretary of State of the State of Nevada in accordance with the Nevada Statutes.

3.7 Filing of Certificate of Merger in the State of Delaware. As soon as practicable after the requisite stockholder approvals referenced in Section 3.5 hereof, the Company shall execute and deliver a certificate of ownership and merger for filing and recording with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

ARTICLE IV
EFFECT OF MERGER

4.1 Effect of Merger on Constituent Entities. At the Effective Time, the Constituent Entities shall become a single corporation, which shall be Merger Sub, and the separate existence of the Company shall cease except to the extent provided by the laws of the States of Delaware and Nevada. Merger Sub shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Entities; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choices in action, and all and every other interest of, or belonging to, or due to each of the Constituent Entities, shall be taken and deemed to be vested in Merger Sub, without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Entities shall not revert or be in any way impaired by reason of the Merger. Merger Sub shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Entities and any existing claim, action or proceeding pending by or against either of the Constituent Entities may be prosecuted to judgment as if the Merger had not occurred, or the Surviving Entity may be substituted in such claim, action or proceeding, and neither the rights of creditors nor any liens upon the property of either of the Constituent Entities shall be impaired by the Merger.

4.2 Effect of Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any further action on the part of the Constituent Entities or their stockholders:

(a) each share of the common stock of the Company issued and outstanding immediately prior thereto shall be converted into one fully paid and nonassessable share of the common stock of Merger Sub with the same rights, powers and privileges as the shares of the common stock of the Company so converted, and all shares of such common stock shall be cancelled and retired and shall cease to exist;

(b) each share of the preferred stock of the Company issued and outstanding immediately prior thereto shall be converted into one fully paid and nonassessable share of the preferred stock of Merger Sub with the same rights, powers and privileges as the shares of the preferred stock of the Company so converted, and all shares of such preferred stock shall be cancelled and retired and shall cease to exist

(c) all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by Merger Sub and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of shares of the common stock of Merger Sub as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and Merger Sub shall take all steps to ensure that a sufficient number of shares of its common stock is reserved for the exercise of such Company Stock Options; and

(d) each share of the common stock of Merger Sub owned by the Company shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

4.3 Certificates. At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of the common stock of the Company and options, warrants or other securities of the Company, shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective shares of the common stock of Merger Sub and options, warrants or other securities of Merger Sub, as the case may be, into which the shares represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Merger Sub or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Merger Sub or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of the common stock of the Company and options, warrants or other securities of Merger Sub, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE V
MISCELLANEOUS AND GENERAL

5.1 Further Assurances. From time to time, as and when required by Merger Sub or by its successors or assigns, there shall be executed and delivered on behalf of the Company such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate or advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in Merger Sub, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement. The officers and directors of Merger Sub are fully authorized in the name of and on behalf of the Company, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

5.2 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the Company, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of the Company and its stockholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or Merger Sub, or any of their respective stockholders, directors or officers.

5.3 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the Board of Directors of the Constituent Entities may amend, modify or supplement this Agreement, notwithstanding approval of this Agreement by the stockholders; provided, however, that an amendment made subsequent to the approval of this Agreement by the stockholders shall not (a) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (b) alter or change any provision of the Articles of Incorporation of Merger Sub to be effected by the Merger, or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

5.4 Tax-Free Reorganization. The Merger is intended to be a tax-free plan or reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

5.5 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

5.6 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

5.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

5.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.9 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

5.10 Counterparts. In order to facilitate the filing and recording of this Agreement, it may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CAPSTONE HOLDING CORP.
a Delaware corporation

By:
Name:
Title:

CAPSTONE HOLDING CORP.
a Nevada corporation

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

ANNEX B

Form of Articles of Incorporation

ANNEX B

ARTICLES OF INCORPORATION
OF
CAPSTONE HOLDING CORP.
(A NEVADA CORPORATION)

Article 1
NAME

The name of the corporation is Capstone Holding Corp. (the “Corporation”).

Article 2
DURATION

The duration of the Corporation’s existence shall be perpetual.

Article 3
PURPOSE

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes (the “NRS”). The Corporation shall also have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

Article 4
CAPITAL STOCK

Section 4.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Seventy-Five million (75,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.0005 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Fifty million (50,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Twenty-Five million (25,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 4.3 of this Article 4.

Section 4.2 Common Stock.

(a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the NRS, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b) Voting Rights.

(i) Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(ii) Except as otherwise required in these Articles, the holders of the issued and outstanding shares of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(iii) The holders of the issued and outstanding shares of Common Stock, as such, shall not be entitled to vote on any amendment to these Articles or to a certificate of designation of Preferred Stock that alters or changes the powers, preferences, rights or other terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other class or series of Preferred Stock, to vote thereon as a separate class pursuant to these Articles or a certificate of designation of Preferred Stock or pursuant to the NRS as currently in effect or as the same may hereafter be amended.

(c) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d) No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e) Consideration for Shares. The Common Stock authorized by these Articles shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 4.3 Preferred Stock.

(a) Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside these Articles or the resolution if the manner in which the fact or event may operate on such series is stated in these Articles or resolution. As used in this section, “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such Series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS.

(c) Series B Preferred Stock. Two million (2,000,000) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 4.3(c) of this Article 4 refer to sections and subsections of this Section 4.3(c) of this Article 4.

(i) Dividends.

A. From and after the date of the issuance of any shares of Series B Preferred Stock, the holders of the Series B Preferred Stock shall not be entitled to receive dividends on shares of Series B Preferred Stock.

B. If the Corporation shall declare and pay to the holders of Common Stock a dividend or other distribution (excluding a dividend or other distribution payable in shares of Common Stock) (any such non-excluded dividend or other distribution, a “Distribution”) at any time after the issuance of any shares of Series B Preferred Stock, then, in each such case, a holder of shares of Series B Preferred Stock shall be entitled to receive (as hereinafter described) the amount of the Distribution that such holder would have been entitled to receive after the declaration and payment of such Distribution if such shares of Series B Preferred Stock has been converted (without giving effect to any limitation on conversion) immediately prior to the record date for the determination of stockholders entitled to receive such Distribution (a “Specified Dividend Amount”). Any accumulation of a Specified Dividend Amount shall not bear interest. Specified Dividend Amount shall be paid upon conversion of Series B Preferred Stock pursuant to Section (iii) below.

(ii) Liquidation.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (but excluding a reorganization, merger, consolidation or sale, transfer or other disposition of all of substantially all of its property, assets or business), distributions to the stockholders of the Corporation shall be made in the following manner:

A. Preferred Stock Preference. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the accumulated and unpaid Specified Dividend Amounts (the “Liquidation Preference”). If, upon such liquidation, dissolution or winding up of the Corporation, the assets and funds distributed are insufficient to permit the payment of the full Liquidation Preferences set forth in this Section (ii), then the entire assets and funds legally available for distribution shall be first distributed ratably among the holders of the Series B Preferred Stock in proportion to the Liquidation Preference each such holder is otherwise entitled to receive.

B. Remaining Assets. After payment or setting apart of payment of the Liquidation Preference set forth in Section 4.3(c), the holders of the Common Stock and the Series B Preferred Stock shall be entitled to receive the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each such holder of Common Stock and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by each such holder of Series B Preferred Stock if such shares of Series B Preferred Stock has been converted (without giving effect to any limitations on conversion).

(iii) Conversion.

A. The holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock of the Corporation, at any time after the two (2) year anniversary of the IPO Date, subject to the Closing Share Price being equal to or greater than the Hurdle Share Price as of such conversion date. The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock (the “Conversion Rate”) shall be equal to the result of the Incremental Share Price as of such date of determination, multiplied by 985,063 shares of Common Stock (such number of shares, the “Specified Share Count”), multiplied by the Reciprocal Number, divided by the Closing Share Price as of such date of determination.

B. The Series B Preferred Stock shall be convertible at the principal office of the Corporation into fully paid and nonassessable shares of Common Stock at their applicable Conversion Rate.

C. In order to convert shares of Series B Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in subsection (A) above, the holder thereof shall surrender the certificate or certificates representing such shares of Series B Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, within five (5) business days, deliver at said office or other place to such holder of Series B Preferred Stock, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with any cash to which such holder shall be entitled in lieu of fractional shares. Shares of Series B Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series B Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

D. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

E. The applicable Conversion Rate shall be subject to the following adjustments:

(i) If the Corporation shall declare and pay to the holders of Common Stock a dividend or other distribution payable in shares of Common Stock, the applicable Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if such shares of Series B Preferred Stock has been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution. Notwithstanding the foregoing, no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

(ii) If the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, the applicable Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series B Preferred Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

(iii) In case the Corporation shall effect a reorganization, shall merge with or consolidate into another entity, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Corporation, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then each holder of Series B Preferred Stock shall be given a written notice from the Corporation informing each holder of the terms of such reorganization, merger, consolidation, or disposition of assets and of the record date thereof for any distribution pursuant thereto, at least ten (10) days in advance of such record date, and each holder of Series B Preferred Stock shall have the right thereafter to receive, upon conversion of such Series B Preferred Stock, the number of shares of stock or other securities, property or assets of the Corporation, successor or transferee or Affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to the Conversion Rate applicable to such series immediately prior to such event, multiplied by the number of shares of Series B Preferred Stock as may be converted (without giving effect to any limitations on the ability to convert). The provisions of this subsection (iii) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

(iv) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation thereof each holder of shares of Series B Preferred Stock shall have been given a reasonable opportunity to elect to receive, upon conversion of the shares of Series A Preferred Stock then held by such holder (without giving effect to any limitations on the ability to convert), either the stock, securities, cash or assets then issuable with respect to the Common Stock or the stock, securities, cash or assets issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof.

(v) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of such shares shall be considered an issue or sale of Common Stock, for the purposes of this subsection (E).

(vi) If a state of facts shall occur which, without being specifically controlled by the provisions of this subsection (E), would not fairly protect the conversion rights of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

(vii) All calculations under this subsection (E) shall be made to the nearest one-thousandth of a share.

(viii) Whenever the applicable Conversion Rate shall be adjusted pursuant to this subsection (E), the Corporation shall forthwith obtain, and cause to be delivered to each holder of Series B Preferred Stock, a certificate signed by the principal financial or accounting officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the board of directors determined the fair value of any consideration) and specifying the new applicable Conversion Rate. In the case referred to in subsection (iii), such a certificate shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of the Series B Preferred Stock after giving effect to the provisions of such subsection (iii).

F. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series B Preferred Stock at the time outstanding. The Corporation shall at all times take such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series B Preferred Stock in accordance with the provisions hereof.

G. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series B Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of a whole share of Common Stock on the business day preceding the day of conversion.

(iv) Voting.

Except as otherwise required by the NRS, these Articles of Incorporation, or any agreement among holders of capital stock of the Corporation, the holders of shares of Series B Preferred Stock shall have the right to vote, together with the holders of all the outstanding shares of Common Stock and not by series, on all matters on which holders of Common Stock shall have the right to vote. The holders of shares of Series B Preferred Stock shall have the right to cast one vote for each share of Series B Preferred Stock held by them.

(v) Series B Preferred Stock Protective Provisions.

A. Until such time as less than 50% of the shares of Series B Preferred Stock issued on the IPO Date remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization with respect to the Series B Preferred Stock), the holders of at least 50% of the then outstanding shares of Series B Preferred Stock shall have the right to appoint two (2) members to the board of directors.

B. Except as otherwise required by the DGCL, until such time as less than 20% of the shares of Series B Preferred Stock issued on the IPO Date remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization with respect to the Series B Preferred Stock), without the approval of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation will not, either directly or indirectly, by amendment, merger, consolidation or otherwise:

(I) amend, alter or change the provisions of the Corporation’s Articles of Incorporation or By-laws, or increase or decrease the authorized number of members constituting its board of directors;

(II) increase or decrease the authorized number of shares of Series B Preferred Stock (or options, warrants or other rights to purchase or acquire any such capital stock or any security convertible into or exchangeable or exercisable for any such capital stock), or authorize, create or issue any series or shares of capital stock which have any rights (such as voting, liquidation, redemption or otherwise) which are senior or pari passu to, or could adversely affect any of the rights of, the Series B Preferred Stock (or options, warrants or other rights to purchase or acquire any such capital stock or any security convertible into or exchangeable or exercisable for any such capital stock), as the case may be, or otherwise take any action which would alter or adversely affect the rights of the Series B Preferred Stock (or options, warrants or other rights to purchase or acquire any such capital stock or any security convertible into or exchangeable or exercisable for any such capital stock);

(III) become a party to any merger or consolidation; sell, lease or otherwise dispose of any of its or any of its subsidiaries’ assets other than sales and leases of assets in the ordinary course of business and other than the replacement of outmoded or damaged equipment with new equipment; voluntarily dissolve, liquidate or wind up the Corporation or carry out any partial liquidation of the Corporation;

(IV) purchase or redeem any shares of its capital stock other than pursuant to agreements with officers or employees of the Corporation relating to repurchase of stock after termination of employment;

(V) adopt or otherwise institute any stock option, restricted stock, or equity incentive plan for, or otherwise issue any stock or options to, employees, consultants or directors of the Corporation, except that the Corporation may authorize an equity incentive plan and issue stock or options pursuant thereto for employees, consultants and directors provided that the total number of shares and options issued thereunder shall not exceed ten percent (10%) of the outstanding shares of Common Stock of the Corporation on a fully diluted basis and such shares and options may only be issued on terms and conditions acceptable to the B of directors;

(VI) issue any shares of capital stock of the Corporation other than pursuant to an equity incentive plan permitted pursuant to preceding subsection (V);

(VII) acquire any assets or stock of another entity, whether by means of acquisition of assets or stock or by merger, or enter into any joint venture; and

(VIII) incur (or any of its subsidiaries incur) any indebtedness for borrowed money, other than refinancings of existing indebtedness that do not increase the then outstanding principal amount of such indebtedness.

(vi) Definitions.

A. “Applicable Exchange” means the principal securities exchange or trading market where shares of Common Stock are listed or traded.

B. “Closing Share Price” means, as of any date of determination, the closing price per share of Common Stock on the Applicable Exchange as reported by Bloomberg, LP as of such date.

C. “Hurdle Share Price” means $40 per share of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization with respect to the Common Stock.

D. “Incremental Share Price” means, as of any date of determination, the amount by which the Closing Share Price exceeds the Hurdle Share Price.

E. “Reciprocal Number” means 1 divided by the number of shares of Series B Preferred Stock issued on the IPO Date.

F. “IPO Date” means the date of issuance of shares of Common Stock pursuant to the Specified Registration Statement.

G. “Market Capitalization” means, as of any date of determination, the product of the Closing Share Price as of the immediately preceding date and the number of shares of Common Stock outstanding as of such immediately preceding date.

H. “Specified Registration Statement” means the Form S-1 registration statement publicly filed with the Securities and Exchange Commission on December 31, 2024, as amended.

(vii) Amendments. No provision of this Section 4.3(c) may be amended, modified or waived without the approval of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock.

Section 4.4 Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and these Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

Section 4.5 General.

(i) No stockholder has any right or will be permitted to cumulate votes in any election of directors.

(ii) Shares of one class or series of stock may be issued as a share dividend in respect of another class or series, Section 78.215(4) of the NRS notwithstanding.

Article 5
BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors consisting of not less than three directors nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the board of directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The terms of the initial Class I directors shall terminate on the first anniversary of the date of their appointment or until their respective successors are duly appointed; the term of the initial Class II directors shall terminate on the second anniversary of the date of their appointment or until their respective successors are duly appointed; and the term of the initial Class III directors shall terminate on the third anniversary of the date of their appointment or until their respective successors are duly appointed.  At each annual meeting of stockholders beginning with the first annual meeting held after the effective date of this Article 5, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the board of directors, howsoever resulting (including without limitation newly created directorships), may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the board of directors, and such directors so elected shall not be divided into classes pursuant to this Article 5 unless expressly provided by such terms.

Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Article 6
BYLAWS

The board of directors shall have the power to adopt, amend, restate, or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend, restate, or repeal the Bylaws, provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

Article 7
LIMITATIONS OF DIRECTORS’ LIABILITY

A director shall have no liability to the Corporation or its stockholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating NRS 78.138(7), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the NRS is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by NRS as so amended. Any repeal or modification of this Article 7 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

Article 8
INDEMNIFICATION

Section 8.1 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Articles, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a Stockholder.

(iii) Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its board of directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article 8 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of these Articles, or the Bylaws of the Corporation, agreement, vote of Stockholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2 Amendment. Notwithstanding any other provision of these Articles relating to their amendment generally, any repeal or amendment of this Article 8 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

Article 9
AMENDMENTS

(a) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner, and subject to approval by stockholders as, now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

(b) If any provision or provisions of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Articles of Incorporation (including, without limitation, each portion of any sentence of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article 10
EFFECTIVE TIME

The effective time of these Articles of Incorporation shall be the date and time that these Articles of Incorporation are filed with the Secretary of State of the State of Nevada, or, if later, the effective date and time specified in the certificate accompanying such filing.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Incorporation to be signed by Matthew E. Lipman, its Chief Executive Officer, on __________, 2025.

CAPSTONE HOLDING CORP.

By:
Name:	Matthew E. Lipman
Title:	Chief Executive Officer

ANNEX C

Form of Bylaws

ANNEX C

BYLAWS

OF

CAPSTONE HOLDING CORP.

(Effective as of _______, 2025)

ARTICLE I.

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. The Annual Meeting of stockholders of the Corporation (the “Annual Meeting”) for purposes of the Nevada Revised Statutes (the “NRS”) 78.330 shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. The election of directors and any other proper business may be transacted at the Annual Meeting of stockholders.

Section 2. Special Meetings. A Special Meeting of the stockholders (a “Special Meeting”) for any purpose or purposes may be called by (a) the Chairman of the Board of Directors, (b) the Chief Executive Officer, (c) stockholders holding not less than thirty-five percent (35%) of all the voting power entitled to vote on any issue at the meeting, or (d) the majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these bylaws (the “Bylaws”), include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise prescribed by law, the Articles of Incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”) or these Bylaws, a Special Meeting may not be called by any other person or persons. No business may be transacted at any Special Meeting other than such business as may be designated in the notice (or any supplement thereto) calling such meeting.

Section 3. Place of Meetings. Unless otherwise required in the Articles of Incorporation, the Board of Directors, or a committee of the Board of Directors, as the case may be, may designate the time and place, either within or without the State of Nevada, for any Annual Meeting or for any Special Meeting of the stockholders called by the Board of Directors, or a committee of the Board of Directors. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall be held by means of electronic communications or other available technology in accordance with Section 17 of this Article I.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the means of electronic communication, if any, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law or the Articles of Incorporation, written notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting, and shall be delivered in accordance with NRS Section 78.370.

Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article I shall be given to each stockholder of record (including the new record date) entitled to notice of and to vote at the meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Articles of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article I, until a quorum shall be present or represented.

Section 7. Voting.

(a) Unless otherwise required by law, the Articles of Incorporation or these Bylaws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the votes cast on a matter at the meeting at which a quorum is present. Directors shall be elected by a plurality of the votes cast at the election.

(b) Unless otherwise provided in the Articles of Incorporation, and subject to Section 11(a) of this Article I, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article I. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after six (6) months from its date of creation, unless such proxy provides for a longer period, which may not exceed seven (7) years from the date of its creation, provided, however, that if such proxy is irrevocable and coupled with an interest sufficient in law to support an irrevocable power, such proxy shall remain valid for as long as it is coupled with such interest. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic record to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that any such electronic record must either set forth or be submitted with information from which it can be determined that the electronic record was authorized by the stockholder. If it is determined that such electronic record is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile or other electronic telecommunication or other reliable reproduction of the writing or electronic record authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic record for any and all purposes for which the original writing or electronic record could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic record.

Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving stockholders having the requisite number of votes entitled to vote thereon, and delivered to the Corporation by delivery to its principal office, its principal place of business, the Secretary of the Corporation, or another office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

No written consent shall be effective to take such corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take such action are delivered to the Corporation as set forth in this Section. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office in Nevada or its principal place of business, or received by the Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

No notice shall be required for actions approved by written consent of the stockholders; provided, however, that if the dissolution of the Corporation is approved by written consent, notice shall be given to those stockholders who did not consent in writing within ten (10) days after the effective date of the dissolution in accordance with Section 78.580 of the NRS.

Notwithstanding the foregoing, actions taken by written consent of the stockholders shall only be accepted until the Company’s securities are listed on the Nasdaq Capital Market or other national stock exchange. Upon such listing, the Company shall cease to accept actions approved by written consent and shall require that all such actions be approved at a meeting of the stockholders conducted in accordance with the provisions of these Bylaws.

Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days but not more than sixty (60) days, before every meeting of the stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder of record and the number of shares registered in the name of each stockholder of record. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (iii) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, such list shall be the only evidence as to who are the stockholders entitled to vote at any meeting of the stockholders. In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the stockholders of each group.

Section 11. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day before the day on which the first notice is given, or, if notice is waived, at the close of business on the last business day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 hereof or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 13. Conduct of Meetings. Meetings of stockholders shall be presided over by the chairman of the Board of Directors (the “Chairman”), or, in the absence of the Chairman, by the vice chairman of the Board of Directors, if any, or if there be no vice chairman or in the absence of the vice chairman, by the Chief Executive Officer, if any, or if there be no Chief Executive Officer or in the absence of the Chief Executive Officer, by the President, or, in the absence of the President, or, in the absence of any of the foregoing persons, by a chairman designated by the Board of Directors, or by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The individual acting as chairman of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting. The Secretary, or in the absence of the Secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) the establishment of an agenda or order of business for the meeting, (iii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, (iv) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (v) restrictions on entry to such meeting after the time prescribed for the commencement thereof, and (vi) the opening and closing of the voting polls. The Board of Directors, in its discretion, or the chairman of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors may: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 15. Nature of Business at Meetings of Stockholders. Unless otherwise required by law or the Articles of Incorporation, only such business (other than nominations for election to the Board of Directors and the election of directors, which must comply with the provisions of Section 16 of this Article I) may be transacted at an Annual Meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 15.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty- five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(a)	as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 15 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.

No business shall be conducted at the Annual Meeting of stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 15; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 15 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 16. Nomination of Directors. Only natural persons of at least 18 years of age who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock, if any, of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of stockholders, or at any Special Meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (ii) who complies with the notice procedures set forth in this Section 16.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one- hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty- five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(a)	as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person and that such person is a natural person of at least 18 years of age, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 16. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 17. Meetings Through Electronic Communications. Unless otherwise required by law or the Articles of Incorporation, stockholders may participate in a meeting of the stockholders by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 17 constitutes presence in person at the meeting.

Section 18. Stockholders’ Agreements. Two or more stockholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose. When a stockholders’ agreement is signed, the stockholders who are parties thereto shall deliver copies of the agreement to the Corporation’s principal office. After filing a copy of the agreement in the Corporation’s principal office, such copies shall be open to inspection by any stockholder of the Corporation, subject to the requirements of the Act, or any party to the agreement during business hours.

ARTICLE II.

DIRECTORS

Section 1. Functions. Except as provided in the Articles of Incorporation or by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number. The Board of Directors of the Corporation shall consist of a number of persons fixed by a resolution of the Board of Directors from time to time; provided, however, that the Board of Directors shall not consist of less than three (3) persons, and not more than nine (9) persons.

Section 3. Selection. Unless appointed to fill a vacancy, directors shall be elected at each Annual Meeting of stockholders or at a special meeting and shall continue to hold office until the next Annual Meeting of the stockholders or until a successor has been elected and qualified, in accordance with the Articles of Incorporation and these Bylaws, as each may be amended from time to time.

Section 4. Qualifications. Directors must be natural persons over the age of 18 years old, but need not be a resident of the State of Nevada or a stockholder of this Corporation.

Section 5. Resignation. Any director may resign at any time by delivering written notice to the Corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date of the resignation.

Section 6. Vacancies. A director shall hold office until the Annual Meeting of the stockholders and until his successors shall be elected and shall qualify, subject, however, to the director’s prior death, resignation, retirement, disqualification, or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director.

Section 7. Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice as soon as practicable after the Annual Meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, with or without notice, at any time and from time to time, decide the time and place, either within or outside of the State of Nevada, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors. Meetings of the Board of Directors may be called by the Chairman of the Board, the President of the Corporation, or a majority of the Board of Directors.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President of the Corporation, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Nevada.

Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days prior to such special meeting, either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, such notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by electronic transmission, such notice shall be deemed to be delivered when the notice is delivered by the electronic device. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

Section 9. Waiver of Notice of Meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 10. Quorum and Voting. A majority of the number of directors fixed in the manner provided by these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 11. Presumption of Assent. A director of this Corporation who is present at a meeting of its Board of Directors, or a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he or she (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting specified business at the meeting, or (ii) votes against such action or abstains from the action taken; or (iii) has his or her dissent entered into the minutes of the meeting or filed with the person acting as the secretary of the meeting before the adjournment thereof or immediately thereafter, unless the dissenting director voted in favor of such action.

Section 12. Meetings of the Board of Directors by Electronic Means. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors of this Corporation, or all the members of the committee, as the case may be. Action taken under this Section is effective when the last director or member of the committee signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a meeting vote and may be described as such in any document.

Section 14. Compensation. Each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and a committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors (or a committee thereof) or both, as may from time to time be determined by action of the Board of Directors or Compensation Committee, as applicable. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15. Director Conflicts of Interests. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of this Corporation are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of this Corporation are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their vote(s) are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the vote(s) or written consent(s) of such interested director(s); or

(b) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote taken at an annual or special meeting of stockholders; or

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE III.

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Committees. The Board of Directors or the Chairman of the Board may designate, from among its members, committees from time to time for such purposes and with such powers as the Board or Chairman may determine.

Section 2. Term. The term of each committee appointed shall continue until the next Annual Meeting of stockholders following its appointment, at which time the existence of the committee shall automatically terminate unless the committee is reappointed in the annual meeting of directors held immediately thereafter; provided, however, that the existence of any committee may be terminated at any time by affirmative action of the Board.

Section 3. Meetings. Each committee shall hold as many meetings as are necessary to continue or complete the performance of its duties.

Section 4. Record of Meetings. Each committee shall keep or cause to be kept minutes of each meeting held, and each set of minutes shall include a description of all matters considered and all decisions, if any, made. The minutes of all meetings held since the time of the last preceding regular Board of Directors meeting shall be filed with the Chairman of the Board at or prior to the next regular meeting of the Board of Directors, and copies of the minutes shall be presented to the Board of Directors as part of the committee’s reports.

ARTICLE IV.

OFFICERS

Section 1. Officers. If so appointed by the Board of Directors, the officers of this Corporation shall consist of  a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and such other officers as appointed by the Board of Directors. Any two (2) or more offices may be held by the same person; however, such a person shall, when acting on behalf of the Corporation in his capacity as an officer of the Corporation, designate in which capacity or capacities he is acting and shall be deemed to act only in the capacity(ies) so designated.

Section 2. Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the stockholders’ Annual Meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 3. Removal of Officers. Any officer of the Corporation may be removed from his or her office or position at any time, with or without cause, by a majority vote of the Board of Directors. Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

Section 4. Resignation. Any officer of the Corporation may resign at any time from his or her office or position by delivering notice to the Corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5. Duties. If so appointed by the Board of Directors, the officers of this Corporation shall have the following duties:

(a) Chairman of the Board of Directors.

The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the stockholders and the Board of Directors and shall have such other power and authority as may from time to time be assigned by the Board of Directors.

(b) President.

The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors (if a Chairman of the Board has not been elected), and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have the general and active management of the business of the Corporation, may execute all contracts and any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

(c) Vice Presidents.

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or these Bylaws.

(d) Secretary and Assistant Secretaries.

The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. At the request of the Secretary, or in the Secretary’s absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

(e) Treasurer and Assistant Treasurers.

The Treasurer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. At the request of the Treasurer, or in the Treasurer’s absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 6. Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

ARTICLE V.

SHARES OF STOCK

Section 1. Certificates for Shares. The Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. Upon receipt of the consideration for which the Board of Directors has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

Each share certificate representing shares shall state upon the face thereof: (a) the name of the Corporation; (b) that the Corporation is organized under the laws of the State of Nevada; (c) the name of the person or persons to whom issued; (d) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (e) if different classes of shares or different series within a class are authorized, a summary of the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series), or in the alternative, that the Corporation will provide the stockholder with a full statement of this information on request and without charge.

Section 2. Issuance of Shares. All certificates issued shall be registered and numbered in the order in which they are issued. They shall be issued in consecutive order, and on the face of each share shall be entered the name of the person owning the shares represented by the certificate, the number of shares represented by the certificate, and the date of issuance of the certificate. Upon issuance, the certificate shall be signed by the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. No certificate shall be issued for any share until such share is fully paid.

Section 3. Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares, if any, by the person in whose name the shares stand on the books of the Corporation, or his duly authorized legal representative. In all cases of transfer, the former certificate must be surrendered and canceled before a new certificate will be issued. In case of transfer by an attorney-in-fact, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Corporation may require, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VI.

ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the Chairman of the Board of Directors or a designee of the Chairman of the Board of Directors shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders on, or with respect to, any action of stockholders of any other corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in other corporations.

ARTICLE VII.

DIVIDENDS

Section 1. Declaration. The Board of Directors may by resolution or vote declare such dividends as are permitted pursuant to Nevada law, and which are not otherwise prohibited by any other applicable law or regulation, whenever in their opinion the condition of the Corporation’s affairs will render it expedient for such dividends to be declared; provided, however that no such dividends shall be declared when the Corporation is insolvent, when such payment would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to applicable laws, rules or regulations or to any restrictions contained in the Articles of Incorporation.

Section 2. Types. The following types of dividends may be declared from time to time by the Board of Directors:

(a) Dividends in cash or property; provided, however, that such dividends may be paid only out of the unreserved and unrestricted earned surplus of the Corporation.

(b) Dividends in cash paid out of current net profits or retained earnings in accordance with the provisions of Nevada Statutes, or any successor statute.

(c) Dividends paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1) If the dividend is payable in its own shares having a par value, such shares shall be issued at not less than the par value, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend;

(2) If a dividend is payable in its own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by a resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect to such shares, and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of the shares of any other class unless the Articles of Incorporation so provide, or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1. Insurance. The Board of Directors of the Corporation, in its discretion, shall have authority on behalf of the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The provisions of the following sections of this Article VIII shall apply only in the event that no such insurance is in effect or, if such insurance is in effect, only to the extent that matters for which indemnification by the Corporation is permitted by such sections are not within the coverage of such insurance.

Section 2. Action Against a Party Because of Corporation Position. The Corporation shall indemnify each officer or director, and may indemnify, in its sole discretion, any employee or agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, a partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3. Action by or in the Right of Corporation. The Corporation shall indemnify any officer or director, and may indemnify, at its sole discretion, any employee or agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, or suit, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless, and only to the extent that, the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 4. Reimbursement if Successful. To the extent that the director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 2 or Section 3 of this Article VIII, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he had not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit or proceeding.

Section 5. Authorization. Any indemnification under Section 2 or Section 3 of this Article VIII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article VIII. Such determination shall be made:

(a) By a majority vote of a quorum of the Board of Directors; however, for the purposes of this Subsection, a quorum shall consist of directors who are or were not parties to such action, suit or proceeding;

(b) If such quorum is not obtainable, or even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors who were not at the time parties to the proceeding;

(c) By independent legal counsel who are (i) selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

(d) By the stockholders by a majority vote of a quorum consisting of stockholders who are or were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such action, suit or proceeding.

Section 6. Advance Reimbursement. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit, or proceeding shall be paid to officers and directors, and, in its sole discretion, may be paid to agents and employees by the Corporation in advance of the final disposition of such action, suit or proceeding, upon a preliminary determination, following one of the procedures set forth in Section 5 of this Article VIII, that the director, officer, employee or agent met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article VIII, or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 7. Further Indemnification. Indemnification as provided in this Article shall not be deemed exclusive. The Corporation shall make any other further indemnification of any of its directors, officers, employees or agents that may be authorized under any statute, rule or law, provision of Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct. Where such other provision provides broader rights of indemnification than these Bylaws, such other provision shall control.

Section 8. Continuing Right of Indemnification. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE IX.

BOOKS AND RECORDS

Section 1. Books and Records. This Corporation shall maintain accurate accounting records and shall keep records of minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation’s books and records may be inspected by any stockholder upon reasonable written notice to the Corporation, provided his or her request is made in good faith and for a proper purpose.

This Corporation or its designated agent shall also maintain a record of its stockholders in a form that permits preparation of a list of names and addresses of all stockholders in alphabetical order by classes of shares showing the number and series of shares held by each.

This Corporation shall keep a copy of the following records: (a) its Articles or Restated Articles of Incorporation and all amendments thereto currently in effect; (b) its Bylaws or Restated Bylaws and all amendments thereto currently in effect; (c) written communications to all stockholders generally or all stockholders of a class or series within the past three years, including the financial statements furnished for the past three (3) years; (d) a list of the names and business street addresses of its current directors and officers; and (e) its most recent annual report delivered to the Nevada Department of State.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Annual Financial Information. Unless modified by a resolution of the stockholders within one hundred twenty (120) days of the close of each fiscal year, this Corporation shall furnish each stockholder annual report containing financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of such fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a certified public accountant, his, her, or its report must accompany the statements. If not, the statements must be accompanied by a statement of the President or the person responsible for this Corporation’s accounting records: (a) stating his, her or its reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and (b) describing any respects in which the statements were not prepared in accordance with any basis of accounting consistent with the statements prepared for the preceding year.

As permitted by law, the annual report shall be furnished to each stockholder by sending such report by mail, electronic transmission or by complying with Rule 14a-16 under the Exchange Act, within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond its control, the Corporation is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a stockholder who has not been furnished the statements, the Corporation shall furnish him or her the latest financial statements.

Notwithstanding anything to the contrary contained in these Bylaws, the annual report shall be considered furnished pursuant to this Section 2 by the Corporation posting the annual report, including annual financial statements, filed with the Securities Exchange Commission or other authority on or through the Corporation’s website, along with a prominent undertaking to provide stockholders, upon request, a hard copy of the Corporation’s annual report free of charge; provided, however, that simultaneously therewith, the Corporation shall issue a press release stating that (i) its annual report has been filed with the Securities Exchange Commission or other authority, as applicable, (ii) the annual report is available on the Corporation’s website, (iii) the website address where the annual report can be found, and (iv) stockholders may receive a hard copy of the annual report free of charge upon request.

ARTICLE X.

CORPORATE SEAL

The Board of Directors shall provide for a corporate seal which may be facsimile, engraved, printed or an impression seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the words “seal” and “Nevada” and the year of incorporation.

ARTICLE XI.

AMENDMENTS

These Bylaws may be altered, amended or repealed as set forth in the Articles of Incorporation.

CERTIFICATE OF SECRETARY

OF

CAPSTONE HOLDING CORP.

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of the Corporation.

2. That the foregoing Bylaws, including this Certificate of Secretary, constitute the Bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation duly taken on ___________, 2025.

IN WITNESS WHEREOF, I have hereunto subscribed my name this _____ day of _________, 2025.

By:
Name:	Matthew E. Lipman, Secretary

ANNEX D

Form of Capstone Holding Corp. 2025 Stock Incentive Plan

ANNEX D

CAPSTONE HOLDING CORP.

2025 STOCK INCENTIVE PLAN

1.	PURPOSE

The purpose of the Capstone Holding Corp. 2025 Stock Incentive Plan (this “Plan”) is to promote the interests of Capstone Holding Corp. (the “Company”) and its stockholders by allowing the Company to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company or any of its subsidiaries, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). This Plan is expected to contribute to the attainment of these objectives by enabling the Company to compensate Eligible Persons utilizing shares of common stock, par value $0.0005 per share, of the Company (“Common Shares”), in addition to cash, and to grant to Eligible Persons Common Shares which may be unrestricted or restricted as provided in Section 6 of this Plan (“Restricted Stock”). In addition, this Plan is expected to contribute to the attainment of these objectives by providing for grants to Eligible Persons of (i) the right to receive Common Shares at a specific future time (“RSUs”) and (ii) stock options (“Options”), which Options may be exercised for Common Shares.

2.	ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Company does not have a Committee, in which case this Plan shall be administered by the Board of Directors of the Company (the “Board”) (as applicable, the “Administrator”). Subject to the provisions of this Plan, the Administrator shall be authorized to interpret this Plan; to establish, amend and rescind any rules and regulations relating to this Plan; and to make all determinations necessary or advisable for the administration of this Plan. The determinations of the Administrator in the administration of this Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement this Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of this Plan.

3.	ELIGIBILITY

The class of individuals eligible to receive Common Shares, Restricted Stock, Restricted Stock Units or Options (the “Awards”) under this Plan shall be persons who are Eligible Persons (as defined above). Any holder of an Award granted under this Plan shall hereinafter be referred to as a “Participant” or collectively as “Participants;” provided that Incentive Stock Options shall only be awarded to employees of the Company. For purposes of the plan, an “Incentive Stock Option” or “ISO” means an “incentive stock option” within the meaning of Code Section 422.

4.	SHARES SUBJECT TO THIS PLAN

(a)	Share Reserve and Limitation of Grants. Subject to certain adjustments as provided herein, the maximum aggregate number of Common Shares available for awards hereunder (excluding the number of Common Shares subject to Specified Awards (as hereinafter defined)) after giving effect to the issuance of Common Shares (i) pursuant to the exercise of Options, (ii) as unrestricted Common Shares or Restricted Stock, and (iii) in settlement of RSUs shall be limited to 16.5% of the number of Common Shares outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided herein, (A) Common Shares subject to this Plan shall include Common Shares which reverted back to this Plan pursuant to Section 4(b) below in a prior quarter, and (B) the number of Common Shares that may be issued under this Plan may never be less than the number of Common Shares that are then outstanding under (or available to settle existing) Awards. For purposes of determining the number of Common Shares available under this Plan, Common Shares withheld by the Company to satisfy applicable tax withholding or exercise price obligations pursuant to Section 11(e) of this Plan shall be deemed issued under this Plan.

(b)	Reversion of Shares. In the event that, prior to the date this Plan shall terminate in accordance with Section 9 hereof, any Award granted under this Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Common Shares, or any shares of Restricted Stock are forfeited back to the Company, then the Common Shares subject to such Award may be made available for subsequent Awards under the terms of this Plan.

(c)	Specified Awards. As used in this Plan, “Specified Awards” shall mean (i) Awards to Eligible Persons who are not employed or engaged by the Company or any of its subsidiaries as of the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending December 31, 2025 and (ii) Awards that have a grant date at least three (3) years prior to the last day of any fiscal quarter of the Company, commencing with the fiscal quarter ending December 31, 2028.

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS

(a)	In General. The Administrator may grant Awards in the form of Options, including Incentive Stock Options (ISO) and Nonqualified Stock Options (NQSO). Every Option shall be evidenced by an Option agreement in such form as the Administrator shall approve from time to time, specifying the number of Common Shares that may be purchased pursuant to the Option, whether the Option is intended to be an ISO or a NQSO, the time or times at which the Option shall become exercisable in whole or in part and such other terms and conditions as the Administrator shall approve and containing or incorporating by reference the terms and conditions set forth in this Section 5.

(b)	Duration. The duration of each Option shall be as specified by the Administrator, provided that each ISO granted to a Ten Percent Shareholder shall expire no later than on the fifth (5th) anniversary in the date the ISO was granted.

(c)	Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Administrator in its discretion; provided, however, that the exercise price shall be at least one hundred percent (100%) of the Fair Market Value of the Common Shares on the date on which the Administrator awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price. If an ISO is granted to a Ten Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Shares on the date of grant of the Option. For these purposes, a “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns (or is treated as owning) Common Shares possessing more than ten percent (10%) of the total combined voting power of all classes of Common Shares of the Company or an Affiliate. For an Option to be an ISO, “Affiliate” must be limited to a “subsidiary corporation” within the meaning of Code Section 424(f) and the rules thereunder.

(d)	Fair Market Value. For purposes of this Plan and except as may be otherwise explicitly provided in this Plan or in any Award agreement, the Fair Market Value of a Common Share at any particular date shall be determined according to the following rules:

(i) If the Common Shares are not at the time listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market LLC (“Nasdaq”) or any of the OTC Markets (“OTC Markets”), then Fair Market Value shall be determined in good faith by the Administrator, which may take into consideration (1) the price paid for the Common Shares in the most recent trade of a substantial number of Common Shares known to the Administrator to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Administrator, or some or all of the above as the Administrator shall in its discretion elect;

(ii) If the Common Shares are at the time listed or admitted to trading on any national securities exchange or Nasdaq, then Fair Market Value shall mean the Closing Price (as defined below) for the Common Shares on such date. The “Closing Price” on any date shall mean the last sale price for the Common Shares, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or Nasdaq; or

(iii) If the Common Shares are at the time traded in the OTC Markets, the average of the closing bid and asked prices, regular way, for the Common Shares, as reported in the OTC Markets with respect to securities listed or admitted to trading in the OTC Markets.

(e)	Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Administrator, together with payment in full in the manner specified in Section 5(g) of the exercise price for the number of Common Shares for which the Option is exercised. Common Shares subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of Common Shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those Common Shares shall be terminated, unless the Administrator otherwise agrees.

(f)	Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Administrator of some or all of the Common Shares to which such exercise relates. In such case, the Administrator will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Section 409A of the Internal Revenue Code of 1986, as amended, or its successor (the “Code”) including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

(g)	Payment. The Administrator will determine the methods by which the exercise price of an Option may be paid, the form of payment and the methods by which Common Shares will be delivered or deemed to be delivered to Participants, which in the case of an Incentive Stock Option, shall be determined at the time of grant. As determined by the Administrator, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (ii) delivery (by either actual delivery or attestation) of previously-acquired Common Shares based on the Fair Market Value of the Common Shares on the date the Option is exercised; (iii) withholding of Common Shares from the Option based on the Fair Market Value of Common Shares on the date the Option is exercised; (iv) broker-assisted or bank-assisted market sales; or (v) any other “cashless exercise” arrangement satisfactory to the Administrator.

(h)	Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Administrator in its discretion may provide in the Option agreement. The Administrator may, in its discretion, extend the period during which a NQSO may be exercised, provided that the exercise period is extended to a date no later than the earlier of the latest date upon which the Option could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant of the Option and provided further that such extension does not cause the Option to have a deferral feature as provided in Treas. Reg. § 1.409A-1(b)(5).

(i)	Effect of Cessation of Employment or Service Relationship. The Administrator shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option. Notwithstanding the foregoing or Section 5(l), if a Participant’s employment or other service relationship is terminated for Cause, then all vested Options not previously exercised and non-vested Options shall be forfeited as of the date of such termination or cessation. For purposes of this Plan, “Cause” shall have the meaning set forth in the Participant’s Option agreement, or if not so set forth, in the Participant’s employment or service agreement or, if not set forth therein, “Cause,” shall mean one or more of the following: (A) after written notice by Company and a reasonable opportunity to cure, if reasonably susceptible to cure, a material breach by Participant of any restrictive covenants or any agreement regarding confidentiality and/or intellectual property, (B) the commission of a felony or other crime involving moral turpitude or the commission of any other act or willful omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers or vendors, (C) reporting to work under the influence of alcohol (except as a result of such responsible usage of alcohol as may be reasonably required or advisable in the performance of his duties in entertaining a customer or supplier) or other intoxicants, any one or more uses of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm, (D) any act or willful omission aiding or abetting a competitor, customer, or vendor of the Company or any of its Affiliates to the material disadvantage or detriment of the Company and its Affiliates, or (E) breach of fiduciary duty, gross negligence, or willful misconduct with respect to the Company or any of its Affiliates. In making the determination described herein, the Company shall act reasonably and in good faith and any such determination shall be required to be made by the affirmative vote of a majority of the Administrator (excluding Participant, if Participant is a member of the Administrator).

(j)	Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him or her, by a conservator or guardian duly appointed for him or her by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(j), the Administrator may in its discretion permit the Participant to transfer an Option to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. No ISO granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(k)	No Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Common Shares covered by an Option until becoming the record holder of the Common Shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued (or equivalent book reporting is made), other than as required or permitted pursuant to Section 7.

(l)	Treatment of Options Upon Termination or Change in Control. Each agreement underlying an Option Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s employment or other service relationship with the Company, which may include, among other things, the acceleration of vesting of any unvested Options. All Option Awards shall become immediately vested and exercisable in the event of Change in Control unless before the occurrence of a Change in Control the Company determines that certain Option Awards shall not become fully vested and exercisable upon such Change in Control.

(m)	Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an employee under the Plan or any other ISO plan of the Company to purchase Common Shares as to which the aggregate Fair Market Value (determined as of the grant date) of the Common Shares which first become exercisable by the employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 5(m) or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

6.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RSUs

(a)	Stock awards and RSUs. The Administrator may grant Awards in the form of Common Shares, shares of Restricted Stock and/or RSUs (collectively, referred to as “Stock Awards”). Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the Common Shares at their issue price or other stated or formula price (or to require forfeiture of the Common Shares if issued at no cost) from the Participant in the event that conditions specified by the Administrator in the applicable Stock Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for the Stock Award.

(b)	Form of Settlement. RSUs may be settled in cash or Common Shares, subject to the discretion of the Administrator.

(c)	Procedures Relating to Stock Awards. A Restricted Stock agreement or RSU agreement shall evidence the applicable Stock Award and shall contain such terms and conditions as the Administrator shall provide. A holder of a Stock Award without restrictions or Restricted Stock shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the Common Shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the Common Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Administrator, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such Common Shares, the Administrator shall provide that dividends will not be paid with respect to unvested Restricted Stock until the time (if at all) the Restricted Stock vests, and the Company will retain such dividends and pay them (subject to applicable withholding) to the Participant upon vesting.

(d)	Except as otherwise provided in this Section 6, Restricted Stock shall become freely transferable by the Participant after all conditions and restrictions applicable to the Common Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(e)	Additional Matters Relating to RSUs.

(i) Each grant of RSUs shall constitute the agreement by the Company to issue or transfer Common Shares or make a cash payment to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the period established by the Administrator and set forth in the RSU agreement (the “Deferral Period”) of such conditions as the Administrator may specify.

(ii) Each grant of RSUs may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii) Each grant shall provide that the RSUs covered thereby shall be subject to a Deferral Period, which shall be fixed by the Administrator on the date of grant, and any grant or sale may provide for the earlier termination of such Deferral Period in the event of a Change in Control (as defined below) of the Company or other similar transaction or event. For the purposes of this Plan, “Change in Control” shall mean a merger or consolidation in which securities constituting more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons that do not own more than fifty percent (50%) of the combined voting power of the Company’s securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Common Shares issuable pursuant to the RSUs and shall not have any right to vote such Common Shares, but the Administrator may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such Common Shares in additional Common Shares on a current, deferred or contingent basis.

(v) Each grant of RSUs shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Administrator may determine consistent with this Plan.

(f)	Treatment of Stock Award Upon Termination or Change in Control. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Stock Award following termination of the Participant’s employment or other service relationship with the Company, which may include, among other things, the acceleration of vesting of a Stock Award. All Stock Awards shall become immediately vested in the event of Change in Control unless before the occurrence of a Change in Control the Company determines that certain Stock Awards shall not become fully vested upon such Change in Control.

(g)	Effect of Cessation of Employment or Service Relationship. The Administrator shall determine in its discretion and specify in each Stock Award agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the vesting of the Stock Award. Notwithstanding the foregoing or Section 6(f), if a Participant’s employment or other service relationship is terminated for Cause, then all vested Stock Awards not previously settled or sold, as applicable, and all non-vested Stock Awards shall be forfeited as of the date of such termination or cessation. Cause has the meaning set forth in Section 5(i), except that references to a Stock Award agreement shall be substituted for reference to an Option agreement.

7.	ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date (as defined below), there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting the Common Shares, the Administrator shall appropriately adjust the aggregate number of Common Shares (including Common Shares underlying Options) available for Awards under this Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate; provided that, unless the Administrator determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority to adjust would be inconsistent with the Plan’s or any Award’s meeting the requirements of Code Section 409A or an Incentive Stock Option ceasing to meet the requirements of Code Section 422.

8.	[RESERVED]

9.	EFFECTIVE DATE, DURATION OF PLAN, AMENDMENT AND TERMINATION

This Plan shall become effective on October 1, 2025, subject to the adoption of this Plan by the Board (the “Effective Date”). This Plan shall automatically terminate on September 30, 2035, which is the tenth (10th) anniversary of this Plan’s Effective Date. The Board may terminate, suspend or amend this Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; (b) the rules of any exchange on or through which the Common Shares are then listed or traded; or (c) Code Section 422 with respect to an ISO. For the avoidance of doubt, this Plan shall be effective upon adoption by the Board and shall be submitted to the stockholders of the Company for approval within twelve (12) months after adopted by the Board. In the event that the stockholders of the Company shall not approve this Plan within such twelve (12) month period, this Plan shall terminate and all Awards granted during such twelve (12) month period shall be terminated. If this Plan is terminated as a result of automatic termination on the tenth (10th) anniversary as provided in this Section 9 or pursuant to action of the Board or any other terms of this Plan, then, notwithstanding such termination, all Awards granted prior to such termination shall continue until they are terminated by their terms.

10.	APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Common Shares (including Restricted Stock, Common Shares underlying Options upon their exercise, and Common Shares issued in connection with RSUs) shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies or securities exchanges as may be required. Notwithstanding the foregoing, no Common Shares, Restricted Stock, RSUs or Options shall be issued under this Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Common Shares issued under this Plan may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Common Shares are then listed or traded or any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed on any stock certificates issued (or book entries) under this Plan to make appropriate reference to restrictions within the scope of this Section 10 or other provisions of this Plan. To the extent not preempted by federal law, the validity, construction and effect of this Plan, any rules and regulations relating to this Plan and all agreements hereunder shall be determined and construed in accordance with and governed by the laws of the State of Delaware (or, if the Company is redomesticated into a different State, the laws of such State after the effective date of such redomestication) without regard to the principles of conflicts of law.

11.	MISCELLANEOUS

(a)	Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

(c)	No Guarantee of Employment or Continuation of Service Relationship. Neither this Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a subsidiary or give the Company or a subsidiary the right to require continued employment or services.

(d)	Rounding Conventions. The Administrator may, in its sole discretion and taking into account any requirements of the Internal Revenue Code, including without limitation, as applicable, Sections 409A and 422 through 424 of the Code, determine the effect of vesting, stock dividend and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Administrator) and that cash amounts be rounded down to the nearest whole cent.

(e)	Tax Withholding. To the extent required by law, the Company (or a subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations. Without limiting the foregoing, the Administrator may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Common Shares by withholding from the Common Shares to be issued or by accepting delivery from the Participant of Common Shares already owned by him or her. If payment of withholding taxes is made in whole or in part in Common Shares, the Participant shall deliver to the Company certificates registered in his or her name representing Common Shares legally and beneficially owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of Common Shares shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f)	Use of Proceeds. The proceeds from the sale of Common Shares pursuant to Awards shall constitute general funds of the Company.

(g)	Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in this Plan as the Administrator considers necessary or advisable to achieve the purposes of this Plan or to comply with applicable laws. The Board shall have the right to amend this Plan, consistent with its authority to amend this Plan as set forth in Section 9, to obtain favorable tax treatment for Participants, and any such amendments shall be evidenced by an Appendix to this Plan. The Board may delegate this authority to the Committee.

(h)	Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Administrator shall interpret and apply this Plan to that end and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Administrator promise or guarantee any particular tax consequences to any individual in connection with any rights, benefits, payments or Awards under this Plan or any Award agreement. Each Participant or any individual who may become eligible for any Award under the Plan or any Award agreement shall be solely responsible for payment of any taxes, penalties, interest or assessments in connection with any right arising under this Plan or Award agreement.

(i)	Section 280(G). Except as otherwise provided in an Award Agreement, if any payment or right accruing to a Participant under this Plan (without the application of this provision), either alone or together with other payments or rights accruing to the Participant from the Company (“Total Payments”), would constitute an “excess parachute payment” (as defined in Section 280G of the Code), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of the amount of any potential reduction in the payments or rights shall be made by the Administrator, in good faith, after consultation with the Participant and shall be communicated to the Participant. The Participant shall cooperate, in good faith, with the Administrator in making such determination and providing the necessary information for this purpose.

PRELIMINARY PROXY CARD

CAPSTONE HOLDING CORP.

ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Time and Location: Tuesday, November 18, 2025, 12:00 p.m., 5141 W. 122nd Street, Alsip, IL 60803

Proposals:

The Board of Directors recommends you vote FOR ALL of the following:

1.	Elect two directors as Class I directors to the Board of Directors of Capstone Holding Corp. to hold office until the next annual meeting of shareholders or until each of their successors are elected and qualified.

Nominees:

Elwood D. Howse, Jr.

Fredric J. Feldman, Ph.D.

FOR ALL              WITHHOLD ALL               FOR ALL EXCEPT

The Board of Directors recommends you vote FOR the following proposal:

2.	To ratify the appointment of GBQ Partners LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

FOR                      AGAINST                            ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:

3.	To approve, a change in the state of incorporation of the Company from Delaware to Nevada by merging the Company with and into a newly formed Nevada subsidiary, pursuant to an agreement and plan of merger, resulting in the Nevada subsidiary as the surviving company and the Articles of Incorporation and Bylaws of the surviving company shall become the Articles of Incorporation and Bylaws of the Company.

FOR                      AGAINST                            ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:

4.	To approve the Capstone Holding Corp. 2025 Stock Incentive Plan.

FOR                      AGAINST                            ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:

5.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.

FOR                      AGAINST                            ABSTAIN

The Board of Directors recommends you vote 3 YEARS on the following proposal:

6.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

1 YEAR                 2 YEARS                             3 YEARS                             ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:

7.	To approve possible future payments to Nectarine Management LLC

FOR                      AGAINST                            ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:

8.	To approve and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

FOR                      AGAINST                            ABSTAIN

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.